UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ACORDA THERAPEUTICS, INC.

420 Saw Mill River Road, Ardsley, New York 10502

April 26, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Acorda Therapeutics, Inc., which will be held at the Hilton Garden Inn, 201 Ogden Avenue, Dobbs Ferry, New York 10522, commencing at 9:00 a.m., local time, on June 19, 2019.

We are proceeding under the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. We believe that this electronic proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about April 26, 2019, we will commence sending a Notice of Annual Meeting and Internet Availability to our stockholders along with instructions on how to access our 2019 Proxy Statement and Annual Report and authorize a proxy to vote your shares online. The Annual Report is not to be regarded as proxy solicitation material.

Matters to be considered and voted on at the 2019 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please authorize a proxy over the Internet or by telephone as described in the enclosed materials so that your shares will be represented at the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on June 19, 2019 and discussing with you the business of our company.

Sincerely,

Ron Cohen, M.D.
President and Chief Executive Officer

ACORDA THERAPEUTICS, INC.

420 Saw Mill River Road, Ardsley, New York 10502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m., local time, on June 19, 2019
Place:	Hilton Garden Inn, 201 Ogden Avenue, Dobbs Ferry, New York 10522
Items of Business:	(1)	To elect three Class II directors for a term expiring on the date of our 2022 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
	(2)	To approve the Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan.
	(3)	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019.
	(4)	An advisory vote to approve Named Executive Officer compensation.
	(5)	To consider such other business as may properly come before the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”).
Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2019 Annual Meeting at the time and on the date specified above or at any time and date to which the 2019 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Acorda Therapeutics as of the close of business on April 22, 2019.
Meeting Admission:

You are entitled to attend the 2019 Annual Meeting only if you were an Acorda Therapeutics stockholder as of the close of business on the record date or hold a valid proxy for the 2019 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you will need to provide proof of beneficial ownership as of the record date, such as your most recent account statement dated as of or prior to April 22, 2019, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or provide the other materials described above, you will not be admitted to the 2019 Annual Meeting. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

Voting:

Your vote is very important. Whether or not you plan to attend the 2019 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you received your proxy materials electronically, you may submit your proxy over the internet or by telephone by following the instructions provided in the Notice of Annual Meeting and Internet Availability. If you receive your proxy materials by mail, you may submit your proxy by completing, signing, dating and returning your proxy card or voting instructions card in the pre-addressed envelope provided. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors

Jane Wasman President, International, General Counsel and Corporate Secretary

April 26, 2019

i

ii

ACORDA THERAPEUTICS, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 2019

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?
A:

The Board of Directors (the “Board”) of Acorda Therapeutics, Inc., a Delaware corporation (which may be referred to in this proxy statement as “we,” “us,” “our,” the “Company” or “Acorda Therapeutics”), is providing these proxy materials to you in connection with our 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), which will take place on June 19, 2019. As a stockholder on the Record Date (as defined below), you are invited to attend the 2019 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”).

Q:	How do I request a paper copy of this Proxy Statement if I have not received one?
A:

As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering our Proxy Statement and Annual Report via the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. The Notice of Annual Meeting and Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote your shares online or by telephone. If you wish to request a printed or e-mail copy of the Proxy Statement and Annual Report, you should follow the instructions included in the Notice of Annual Meeting and Internet Availability.

Q:	What information is contained in this Proxy Statement?
A:

The information included in this Proxy Statement relates to the proposals to be voted on at the 2019 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company’s common stock, and certain other required information.

Q:	What items of business will be voted on at the 2019 Annual Meeting?
A:	The items of business scheduled to be voted on at the 2019 Annual Meeting are:
•	The election of three Class II directors for a term expiring on the date of our 2022 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
•	The approval of the Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan.
•	The ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019.
•	An advisory vote to approve Named Executive Officer compensation, referred to as a “say-on-pay” vote.

We will also consider other business that properly comes before the 2019 Annual Meeting.

Q:	How does the Board recommend that I vote?
A:	Our Board recommends that you:
•	Vote your shares “FOR” the nominees to the Board.
•	Vote your shares “FOR” approval of the Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan.
•	Vote your shares “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2019 fiscal year.
•	Vote your shares “FOR” the advisory say-on-pay vote to approve our Named Executive Officer compensation.
Q:	Who is entitled to vote at the 2019 Annual Meeting?
A:	Only stockholders of record at the close of business on April 22, 2019 are entitled to vote at the 2019 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Acorda Therapeutics common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On the Record Date, we had 48,099,555 shares of common stock issued and outstanding.

Q:	What are the voting rights of the Company’s holders of common stock?
A:	Each outstanding share of the Company’s common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.
Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?
A:

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and either written proxy materials or a Notice of Annual Meeting and Internet Availability are being sent to you directly by Acorda Therapeutics. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2019 Annual Meeting.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Annual Meeting and Internet Availability, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2019 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2019 Annual Meeting. Your broker, trustee or nominee is responsible for providing voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the 2019 Annual Meeting?
A:

You are entitled to attend the 2019 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2019 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. A list of stockholders eligible to vote at the 2019 Annual Meeting will be available for inspection at the 2019 Annual Meeting and for a period of ten days prior to the 2019 Annual Meeting, during regular business hours, at our principal executive office, which is located at 420 Saw Mill River Road, Ardsley, New York 10502.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you will need to provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated as of or prior to April 22, 2019, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or the other materials described above, you will not be admitted to the 2019 Annual Meeting. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

The 2019 Annual Meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., local time, and you should allow ample time for the check-in procedures.

Even if you plan to attend the 2019 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2019 Annual Meeting.

Q:	How can I vote?
A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2019 Annual Meeting.

Internet:  By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card.

Telephone:  By calling toll-free 1 (800) 690-6903 and following the instructions on the proxy card.

Mail:  If you receive your proxy materials by mail, by signing, dating, and mailing the enclosed proxy card.

If you authorize a proxy to vote your shares over the Internet, you should not return your proxy card. The Notice of Annual Meeting and Internet Availability is not a proxy card or ballot.

Q:	How are my votes cast when I return a proxy card?
A:

When you properly authorize a proxy over the Internet, by telephone or by signing a written proxy, you appoint Dr. Ron Cohen, our President and Chief Executive Officer, and Jane Wasman, our President, International, General Counsel and Corporate Secretary, as your representatives at the 2019 Annual Meeting. Either Dr. Cohen or Ms. Wasman will vote your shares at the 2019 Annual Meeting as you have instructed them in the proxy. Dr. Cohen and Ms. Wasman are also entitled to appoint substitutes to act on their behalf.

Q:	Can I change my vote?
A:

Yes. You may change your vote at any time prior to the vote at the 2019 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a properly authorized new proxy with a later date by mail, telephone or over the Internet (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2019 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than June 18, 2019. Attendance at the 2019 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2019 Annual Meeting and voting in person.

Q:	Who can help answer my questions?
A:

If you have any questions about the 2019 Annual Meeting or how to vote or revoke your proxy, you should contact our communications department at (914) 347-4300. You may also contact them if you need additional copies of this Proxy Statement or voting materials.

Q:	Is my vote confidential?
A:

Proxies, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”) and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Acorda Therapeutics or to third parties, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Q:	How many shares must be present or represented to conduct business at the 2019 Annual Meeting?
A:

The quorum requirement for holding the 2019 Annual Meeting and transacting business is that holders of a majority of shares of Acorda Therapeutics’ common stock entitled to vote must be present in person or represented by proxy at the 2019 Annual Meeting. Both abstentions and broker non-votes, which are explained below under “what is a broker non-vote?”, are counted for the purpose of determining the presence of a quorum.

Q:	What if a quorum is not present at the 2019 Annual Meeting?
A:

If a quorum is not present or represented at the 2019 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2019 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for 30 or more days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:	What vote is required to approve each of the proposals and how are votes counted?
A:

In the election of the directors, you may vote “FOR ALL” nominees, you may “WITHHOLD ALL” authority to vote for the nominees or you may vote “FOR ALL EXCEPT” which allows you to withhold the authority to vote with respect to a particular nominee. A properly executed proxy marked “FOR ALL EXCEPT” will not be voted with respect to the nominee that you indicate, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2019 Annual Meeting is required to elect the three nominees to the Board. Accordingly, the nominees receiving the highest number of “FOR” votes at the 2019 Annual Meeting will be elected as directors. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of director nominees does not exceed the number of directors to be elected. As further described below under Proposal One, a director who is elected by a plurality vote in an uncontested election but who receives a greater number of “WITHHELD” votes than “FOR” votes must tender his or her resignation to the Board, which will consider whether to accept the resignation. Abstentions and broker non-votes are not considered votes “FOR” any candidate or as a “WITHHELD” vote and therefore will not affect the outcome of this proposal.

For the approval of the Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan, the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2019 fiscal year, and the advisory say-on-pay vote to approve our Named Executive Officer compensation, you may vote “FOR” or “AGAINST” any or all of these proposals or you may “ABSTAIN” from the vote. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the 2019 Annual Meeting is required for approval of these matters. Because abstentions and broker non-votes are not considered votes “FOR” or “AGAINST” a proposal, they will have no effect on the outcome of these proposals.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are specified, your shares will be voted in accordance with the recommendations of the Board as described above under “How does the Board recommend that I vote?” with respect to the four proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matters that properly come before the 2019 Annual Meeting.

Q:	What is a broker non-vote?
A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent auditors is a matter considered routine under applicable rules, and your broker is allowed to vote your shares on your behalf in its discretion without instructions from you. Non-routine matters include the election of directors, the vote to approve the Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan, and the advisory say-on-pay vote. Accordingly, if you hold your shares in street name and you want your shares voted on these matters, it is critical that you provide voting instructions to your broker. We encourage you to provide voting instructions to the organization that holds your shares in order to minimize the number of broker non-votes.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and they are also not considered affirmative or negative votes on any proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the 2019 Annual Meeting.

Q:	What happens if a nominee is unable to stand for election?
A:

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Dr. Cohen and Ms. Wasman, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:	What happens if additional matters are presented at the 2019 Annual Meeting?
A:

Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2019 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Dr. Cohen and Ms. Wasman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2019 Annual Meeting.

Q:	Who will serve as inspector of elections?
A:	Broadridge will tabulate votes and a representative of Broadridge will act as inspector of elections.
Q:	What does it mean if I receive more than one Notice of Annual Meeting and Internet Availability and/or set of written proxy materials?
A:

If you receive more than one Notice of Annual Meeting and Internet Availability, and/or more than one set of written proxy materials, it means your shares are not all registered or held in the same way (for example, some are registered in your name and others are registered jointly with a spouse) and are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote all proxy cards to which you are provided access. Similarly, for all shares you hold in street name, you should follow the voting instructions provided by each broker, trustee or nominee for the shares held on your behalf by that broker, trustee or nominee.

Q:	Who will bear the cost of soliciting votes for the 2019 Annual Meeting?
A:

Acorda Therapeutics is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Acorda Therapeutics may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If Acorda Therapeutics does retain a proxy solicitation firm, Acorda Therapeutics would pay such firm’s customary fees and expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to stockholders.
Q:	Where can I find the voting results of the 2019 Annual Meeting?
A:

We intend to announce preliminary voting results at the 2019 Annual Meeting, and after the meeting we will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Q:	What if I have questions for Acorda Therapeutics’ transfer agent?
A:

Please contact our transfer agent, at the phone number or address listed below, if you are a registered stockholder and have questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

Computershare

P.O. Box 505000

Louisville, KY  40233-5000

Overnight correspondence:

Computershare

462 South 4th Street

Suite 1600

Louisville, KY  40202

Telephone: (800) 368-5948

Also, the Computershare shareholder website can be accessed at www.computershare.com/investor.

Q:	What is the deadline for submitting proposals for inclusion in Acorda Therapeutics’ proxy statement for the 2020 Annual Meeting of Stockholders?
A:

Pursuant to Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2020 Annual Meeting of Stockholders, by submitting their proposals to us no later than December 28, 2019. This deadline is determined under Rule 14a-8 and represents the 120th day prior to the anniversary of the date we filed and intend to commence distribution of this Proxy Statement to shareholders. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

More information on how to submit proposals is set forth below under Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders in the Additional Information section at the end of this Proxy Statement.

Q:

What is the deadline for submitting proposals to be presented on the floor of the 2020 Annual Meeting of Stockholders and not in Acorda Therapeutics’ proxy statement or to nominate individuals to serve as directors?

A:

Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, New York 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than February 20, 2020, and no later than

March 21, 2020, unless the date of the 2020 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2019 Annual Meeting.

More information on how to submit proposals is set forth below under Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders in the Additional Information section at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members and is divided into three classes. Each class holds office for a term of three years. These classes currently consist of authorized members in each of Classes I, II and III, whose terms expire at the 2021, 2019, and 2020 Annual Meetings of Stockholders, respectively. Ian Smith, formerly one of our Class I directors, resigned from our Board on January 25, 2019. Mr. Smith indicated that his decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In light of Mr. Smith’s resignation, the Board subsequently reduced its size from nine to eight members, and reduced the size of Class I to two directors.

This year’s nominees for director, Peder K. Jensen, M.D., John P. Kelley and Sandra Panem, Ph.D., have been nominated by the Board as Class II directors for a term of three years expiring on the date of our 2022 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Dr. Jensen, Mr. Kelley and Dr. Panem are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

If any of those candidates should become unavailable for election, the shares represented by the proxies solicited for the 2019 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Dr. Jensen, Mr. Kelley and Dr. Panem will not be a candidate for director at the 2019 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of Dr. Jensen, Mr. Kelley and Dr. Panem.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2019 Annual Meeting. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of nominees does not exceed the number of directors to be elected. Under our amended Bylaws, in the case of uncontested elections, a nominee who is elected but receives a greater number of “WITHHELD” votes than “FOR” votes will be required to tender his or her resignation following certification of the stockholder vote. Promptly thereafter, the Nominations and Governance Committee of the Board will consider the resignation and range of possible responses and make a recommendation to the Board, which will then act on the recommendation within 90 days after the certification of the stockholder vote. Nominees who tender their resignation will not be permitted to participate in the Nominations and Governance Committee or Board discussions regarding the stockholder vote or the resignation. We will disclose the Board’s decision-making process and decision regarding whether to accept the nominee’s resignation (and the reasons for rejecting a resignation, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission, promptly following such decision.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2019 Annual Meeting is set forth below.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL NOMINEES IN PROPOSAL ONE.

The following table sets forth information as of April 26, 2019 with respect to our directors and nominees for election at the 2019 Annual Meeting.

Name	Age	Position(s)
Ron Cohen, M.D.	63	President, Chief Executive Officer, and Director
Barry Greene (3) (5)	55	Director
Peder K. Jensen, M.D. (1) (5) (6)	64	Director and Nominee
John P. Kelley (2) (3) (5)	65	Director and Nominee
Sandra Panem, Ph.D. (3) (4) (6)	72	Director and Nominee
Lorin J. Randall (2) (4)	75	Director
Steven M. Rauscher (1) (2)	65	Director
Catherine D. Strader, Ph.D. (1) (4) (6)	65	Director

__________________________

(1)	Member of our Compliance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Nominations and Governance Committee.
(5)	Member of our Ad Hoc Business Development Committee.
(6)	Member of our Research and Development Committee.

Directors Standing for Election for the Term Expiring in 2022 – Class II Directors

Peder K. Jensen, M.D., has been a member of our Board of Directors since April 2011. Dr. Jensen is currently president of Bay Way Consultants, LLC, a consulting firm founded by Dr. Jensen in 2010 that advises pharmaceutical and biotechnology companies. Dr. Jensen’s experience includes over 20 years with Schering-Plough Corporation, a global pharmaceutical company, and then Merck & Co., Inc. after the merger of Schering-Plough with Merck in 2009. During his tenure at Schering-Plough/Merck, Dr. Jensen held a number of global senior research and development positions, including Vice President Clinical Research, SPRI, Executive Vice President Worldwide Drug Development, SPRI, and most recently Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010. Dr. Jensen has more than 26 years of global drug development experience across a variety of therapeutic areas, including neurology, cardiovascular, anti-infective, oncology and immunology. Over the course of his career, Dr. Jensen has been responsible for more than 40 new drug approvals worldwide, including in the U.S., Europe and Japan. Dr. Jensen is currently a member of the board of directors of Five Prime Therapeutics, Inc., where he serves as Chairperson of the Compensation and Management Development Committee, a member of the Nominating and Corporate Governance Committee, and a member of the Research and Development Committee. Dr. Jensen previously was a member of the board of directors of BioCryst Pharmaceuticals, Inc. Dr. Jensen received his M.D. from the University of Copenhagen. Dr. Jensen’s extensive global pharmaceutical experience, combined with his specific knowledge in developing new and innovative medical treatments in many different therapeutic areas, including neurology, makes him well positioned to provide advice and guidance to the Company on its research and development programs. Based on this experience, Dr. Jensen serves as Chair of our Research and Development Committee.

John P. Kelley has been a member of our Board of Directors since December 2008. From November 2013 to April 2017, Mr. Kelley was Chief Executive Officer of Tenax Therapeutics, Inc. (formerly named Oxygen Biotherapeutics, Inc.), a company that focuses on developing products for the critical care market, where he also served as a member of the board of directors. From 2011 to 2013, Mr. Kelley was President, Chief Executive Officer, and a director of Phyxius Pharma, Inc., a privately-held development stage pharmaceutical company co-founded by Mr. Kelley in 2011 focused on developing products for use in acute care settings. Mr. Kelley became Chief Executive Officer of Tenax Therapeutics when it acquired Phyxius Pharma in 2013. Previously, Mr. Kelley was the President and Chief Operating Officer of The Medicines Company, a pharmaceutical company providing acute care hospital products worldwide, from 2004 to 2009. He also served on The Medicines Company’s board of directors from 2005 to 2009. From 2000 to 2004, Mr. Kelley held a series of positions at Aventis, a global pharmaceutical company, including Senior Vice President, Global Marketing and Medical, where he was accountable for worldwide brand management. Prior to the formation of Aventis, he held a series of positions at Hoechst

Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals, including, from 1998 to 1999, Vice President, Commercial Director, U.S. and, from 1995 to 1998, Vice President of Marketing. Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University. Mr. Kelley’s extensive knowledge of the pharmaceutical industry as well as his operations and marketing experience make him well positioned to provide advice and guidance to the Company at this stage of its development. The Board has determined that Mr. Kelley qualifies as an audit committee financial expert. Based on his public company and broad corporate experience, Mr. Kelley serves as Chair of our Compensation Committee.

Sandra Panem, Ph.D., has been a member of our Board since 1998. She is currently a partner at Cross Atlantic Partners, which she joined in 2000. She is also currently President of NeuroNetworks Fund, a not-for-profit venture capital fund focusing on neurodisorders which she co-founded in December 2014. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, the then asset management affiliate of Vector Securities International. Prior thereto, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Previously, she was Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also a Science and Public Policy Fellow in economic studies at the Brookings Institution, and an Assistant Professor of Pathology at the University of Chicago. She received a B.S. in biochemistry and a Ph.D. in microbiology from the University of Chicago. Dr. Panem currently serves on the board of directors of BioLineRx Ltd. Dr. Panem’s experience investing in life sciences companies, and her long-standing relationship with the Company as a Board representative of one of its earliest investors, provides historical perspective on the Company and the life sciences industry. Based on her broad industry and corporate experience, Dr. Panem serves as Chair of our Nominations and Governance Committee.

Directors Whose Term Expires in 2021 – Class I Directors

Barry Greene has been a member of our Board since January 2007. Mr. Greene currently serves as President of Alnylam Pharmaceuticals, Inc., a position he has held since December 2007. Also, from October 2003 to September 2016 he served as Chief Operating Officer, and from February 2004 to December 2005 he also served as Treasurer, of Alnylam. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., where he led the company’s global strategy and execution for its oncology business, including strategic business direction and execution, culminating in the successful approval and launch of VELCADE (bortezomib) in mid-2003. Prior to joining Millennium in February 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene’s past experiences included being Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck); Vice President Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and partner of Andersen Consulting, responsible for the pharmaceutical/biotechnology marketing and sales practice. He is currently Lead Independent Director of the board of directors of Karyopharm Therapeutics Inc., where he serves as Chairperson of the Nominating and Governance Committee, and a member of the Compensation Committee and Compliance Committee. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and serves as a Senior Scholar at Duke University, Fuqua School of Business. Mr. Greene brings to our Board extensive experience in the healthcare industry as well as practical experience guiding new drugs through the commercialization process. Based on this experience, Mr. Greene serves as Chair of our Ad Hoc Business Development Committee.

Catherine D. Strader, Ph.D., has been a member of our Board of Directors since February 2017. Dr. Strader is a partner at Synergy Partners R&D Solutions, a consultancy network co-founded by Dr. Strader in 2014 which advises biotechnology companies on research and development strategies. Prior to co-founding Synergy Partners, Dr. Strader worked for Merck Research Laboratories, as Vice President and Site Head from 2009 to 2011, and as Vice President, External Basic Research from 2007 to 2009. Prior to that, Dr. Strader held leadership positions at Schering-Plough Corporation before Schering-Plough was acquired by Merck in 2009, including Senior Vice President, Science and Technology in 2007, and Chief Scientific Officer from 2006 to 2007. Prior to that, Dr. Strader was Executive Vice President, Discovery Research from 2002 to 2007, and Vice President, CNS, Cardiovascular and Genomics Research from 1995 to 2001 at Schering-Plough Research Institute. Dr. Strader has guided more than 50 compounds through drug discovery and development during her career. Dr. Strader received a B.S. in Chemistry from the University of Virginia and a Ph.D. in Chemistry from the California Institute of Technology, followed by a Howard Hughes postdoctoral fellowship at Duke University. Dr. Strader is the author of more than 150 scientific publications. Dr. Strader’s extensive pharmaceutical research and development experience, combined with her specific knowledge of neuroscience, makes her well positioned to provide advice and guidance to the Company on its research and development programs.

Directors Whose Term Expires in 2020 – Class III Directors

Ron Cohen, M.D., has served as our President and Chief Executive Officer since he founded the Company in 1995. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of VBL Therapeutics. In addition, within the last five years, he previously served on the board of directors of Dyax Corp. Dr. Cohen previously served as Chair of the board of the Biotechnology Innovation Organization (BIO), as Chair of the Emerging Companies Section of the BIO board, and as a Director and Chairman of NewYork BIO. He also previously served as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010, Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and is an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by NewYork BIO as its "The Cure Starts Here" Business Leader of the Year and was named by MM&M and PR Week as one of the top 50 health influencers of 2017. Dr. Cohen is the principal strategist in the Company’s commitment to being a fully-integrated biopharmaceutical company that is a leading innovator in neurology. His extensive knowledge of the Company and its history provides our Board with valuable perspectives to advance our business and the interests of our stockholders.

Lorin J. Randall has been a member of our Board since January 2006. Mr. Randall, a financial consultant, was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development company, from 2004 to 2006. From 2002 to 2004, Mr. Randall served as Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. From 1995 to 2001, Mr. Randall was Vice President and Chief Financial Officer of CFM Technologies, Inc., a publicly-traded manufacturer of semiconductor manufacturing equipment. He currently serves on the boards of directors of Athersys, Inc. where he serves as Chairperson of the Audit Committee, Chairperson of the Compensation Committee and member of the Nominations Committee, and Aurinia Pharmaceuticals Inc. where he serves as Lead Independent Director, Chair of the Audit Committee and member of the Compensation Committee. In addition, within the last five years, he previously served on the boards of directors of Nanosphere, Inc. and Tengion, Inc. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University. As a former Chief Financial Officer of a number of publicly-traded companies, Mr. Randall possesses financial acumen acquired through working experience, including an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that Mr. Randall qualifies as an audit committee financial expert. Based on his extensive financial experience, Mr. Randall serves as Chair of our Audit Committee.

Steven M. Rauscher has been a member of our Board since March 2005. He is Founder & Principal of BioPharm Physicians, LLC, a life sciences recruiting partnership formed in 2010, focusing on senior physician executives for biotech, pharmaceutical and medical device companies. Previously, he was President and Chief Executive Officer of Oscient Pharmaceuticals Corporation, a commercial stage biopharmaceutical company, from 2000 to 2009. He joined Oscient in 2000 having served as a member of the Board of Directors since 1993. Previously, Mr. Rauscher was Chief Executive Officer of AmericasDoctor, a company providing clinical research services to the pharmaceutical industry. Prior to AmericasDoctor, he held a number of leadership positions at Abbott Laboratories, including Vice President of Corporate Licensing, Vice President of Business Development, International Division and Vice President of Sales, U.S. Pharmaceuticals. Mr. Rauscher received a B.S. from Indiana University and an M.B.A. from the University of Chicago. Having served as a Chief Executive Officer of a commercial stage biopharmaceutical company as well as in other executive roles in a variety of companies in our industry, Mr. Rauscher brings to our Board leadership skills and expertise in managing the challenges of a biopharmaceutical company. The Board has determined that Mr. Rauscher qualifies as an audit committee financial expert. Based on his management and operational experience and expertise in the pharmaceutical industry, Mr. Rauscher serves as the Chair of our Compliance Committee and oversees the non-financial governance and risk management processes of the Company.

Corporate Governance Guidelines and Policies

The Board regularly evaluates all aspects of our corporate governance principles and practices, taking into consideration, among other things, recommended best practices, developing trends and practices among public companies generally as well as those at our peer companies, and investor input.

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines to formally document certain Company governance principles and practices, and also to establish governance principles and practices in furtherance of sound corporate governance. The Guidelines cover, among other topics, director qualification and selection, the roles and responsibilities of the Board, Board and committee composition and performance, director access to management, Board and committee meeting procedures, director compensation and director and management stock ownership, leadership development, and confidential stockholder voting. The Guidelines were adopted to assist the Board in the exercise of its responsibilities, and also to increase transparency into our corporate governance. The Guidelines are intended to be a component of the framework within which the Board, assisted by its committees, establishes broad corporate policies, sets the Company’s strategic direction, and oversees management’s day-to-day operation of the Company’s business. These Guidelines are available on our website, www.acorda.com, under “Investors – Corporate Governance – Corporate Governance Guidelines.” Certain important aspects of the Guidelines are described below in this Proxy Statement.

Stock Ownership Guidelines. Our Board has adopted Officer and Director Stock Ownership Guidelines. The purpose of the Guidelines, adopted in 2014, is to encourage ownership of the Company’s common stock, promote the alignment of the long-term interests of the Company’s executive officers and directors with the long-term interests of the Company’s stockholders, and further promote our commitment to sound corporate governance. The Guidelines are applicable to our executive officers, such other executives as may be designated by our Chief Executive Officer, and our non-management directors. Under the Guidelines, covered officers and directors must acquire ownership of shares of our common stock with a minimum specified value by a specified deadline. The target common stock ownership level for our President and Chief Executive Officer, who is one of our directors, is four times (4x) his annual base salary, the target stock ownership level for our other executive officers is two times (2x) their annual base salary, and the target common stock ownership level for our non-management directors is three times (3x) their annual base cash retainer. Under these Guidelines, the compliance deadline for all of our current executive officers and directors is December 31, 2020 or later. These Guidelines, including the Board’s decision in March 2019 to provide a hardship exemption extending the compliance deadline for certain officers and directors, are discussed in further detail below in the Compensation Discussion and Analysis section of this Proxy Statement.

Clawback Policy. Our Board has adopted a Clawback Policy. The policy provides that certain incentive compensation is recoverable from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. The policy is applicable to incentive compensation awarded at the time of or after adoption of the policy in 2014. This Policy is discussed in further detail below in the Compensation Discussion and Analysis section of this Proxy Statement.

Removal of “Single Trigger” Provision from Employment Agreement Form. In 2013, the Board and the Compensation Committee made the decision to exclude “single trigger” equity acceleration provisions from new executive officer employment agreements. Pursuant to this type of provision, the vesting of equity awards would accelerate upon certain change in control and/or other transactions regardless of whether employment is terminated. Accordingly, our employment agreements entered into with executive officers since 2013, including with Andrew Hindman, our Chief Business Officer, and Burkhard Blank, M.D., our Chief Medical Officer and Head of R&D, exclude any single-trigger provision. Employment agreements with some of our executive officers that were entered into prior to 2013 include single trigger acceleration provisions. However, except for our agreement with Ron Cohen, M.D., our Chief Executive Officer, these acceleration provisions no longer have any effect because they relate to awards issued under our 2006 Employee Incentive Plan. We have not issued awards under the 2006 plan since 2015, when our stockholders approved our 2015 Omnibus Incentive Compensation Plan, and all awards previously issued under the 2006 plan have vested or terminated.

Board Leadership Structure

The Board has not appointed any director to the position of Chair of the Board nor has it appointed a lead independent director. Under the Corporate Governance Guidelines and the Nominations and Governance Committee Charter, the Board and the Nominations and Governance Committee are responsible for evaluating our leadership structure at least annually with the goal of optimizing Board performance and following sound corporate governance practices. They carefully consider, based on then-current facts and circumstances, whether to select an independent director to serve as Chair; if there is a Chair, whether the positions of Chair of the Board and the Chief Executive Officer should be held by the same person or by different persons; and in the absence of an independent director serving as Chair, whether an independent lead director should be appointed. This review of the Board leadership structure is conducted in conjunction with a broadly-scoped annual self-assessment of performance and effectiveness of the Board and all of its committees, which is managed by the Nominations and Governance Committee under its charter and our Corporate Governance Guidelines. Based on the most recent review of the leadership structure and the Board and committee self-assessment, the Board and the Nominations and Governance Committee continue to believe that the current structure is the most appropriate leadership structure for the Board and our Company as we seek to build stockholder value by continuing to grow as a fully-integrated biopharmaceutical company.

Dr. Cohen, who is the President and Chief Executive Officer of the Company, generally serves as the acting chair at Board meetings. However, individual independent directors lead executive sections of the Board attended only by independent directors, and they also may lead sections of Board meetings. For example, the Chair of the Compensation Committee typically leads Board discussions of compensation issues. This leadership structure is reflected in our Corporate Governance Guidelines.

The Board believes that Dr. Cohen’s role in chairing its meetings allows the Board to act efficiently and effectively to best serve the interests of the Company’s stockholders and the Company as a whole. The Board believes that Dr. Cohen, in his capacity as President and Chief Executive Officer, serves as an effective bridge between the Board and management, providing the Board with a thorough understanding of the Company and its business and fostering an open dialogue between the Board and senior management. In addition, the Board believes that Dr. Cohen has been able to provide the Company with leadership for executing strategic initiatives and meeting challenges.

The Board does not believe at this time that the Company’s leadership structure would be enhanced by appointing a Chair of the Board or by calling upon a director other than Dr. Cohen to act as the chair of its meetings. The Board follows sound corporate governance practices to ensure its independence and effective functioning. Most importantly, except for Dr. Cohen, the Board is composed entirely of directors deemed to be “independent” under applicable legal, regulatory, and stock market standards. Consistent with the requirements of our Corporate Governance Guidelines, the independent directors meet in a scheduled executive session without Dr. Cohen present at every regular meeting of the Board. These sessions are chaired by different independent directors, depending on the nature of the issues discussed. The independent directors also engage in informal discussions outside of Board meetings without Dr. Cohen. Additionally, the Board has developed processes that ensure control of Board meeting agendas by the independent directors.

In addition, each of the Board’s committees is composed entirely of independent directors, which means that oversight of critical issues such as the integrity of the Company’s financial statements, chief executive officer and senior management compensation, and Board evaluation and selection of directors is entrusted to independent directors. In addition to the Audit, Compensation and Nominations and Governance Committees, the Board has established a Compliance Committee and a Research and Development Committee, both also consisting only of independent directors, which assist the Board in overseeing non-financial legal and regulatory compliance, and research and development matters, respectively.

Risk Oversight

The Board of Directors is generally responsible for overseeing management of the various operational, financial, and legal risks faced by the Company. Particular risk management matters are brought to the Board by management in connection with the Board’s general oversight and approval of corporate matters. Our Board administers its risk oversight function as a whole and through its Board committees. For example, in addition to regular reviews of potential areas of risk by the full Board at its meetings, the Audit Committee regularly discusses with management our major financial risk exposures, their potential financial impact on our Company and our risk mitigation strategies and participates in regular reviews of our process to assess and manage enterprise risk management. The Audit Committee also reviews cyber-security risks. In addition, our Compliance Committee works closely with senior management to review and oversee our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products. The individual Board committees report to the full Board, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Director Independence

The Board has determined that Mr. Greene, Dr. Jensen, Mr. Kelley, Dr. Panem, Mr. Randall, Mr. Rauscher and Dr. Strader are “Independent Directors” as defined in Rule 5605(a)(2) of the Nasdaq listing rules.

To assist the Board in determining each director’s independence in accordance with Nasdaq listing rules, pursuant to our Corporate Governance Guidelines a director will be presumed independent unless he or she meets any of the following conditions:

•	a director who is, or within the preceding three years was, an employee of the Company;
•

a director who accepted or who has a Family Member who accepted any compensation from the Company totaling more than $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an Executive Officer;
•

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

•

a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; and

•

a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

For purposes of the Guidelines, a “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. An “Executive Officer” means those officers covered in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

Pursuant to the Guidelines, the Board annually will review all commercial and charitable relationships between the directors and the Company (as required by the Company’s Related Party Transactions Policy) to determine whether the directors meet these independence tests. If a director has a relationship with the Company that is not covered by these independence guidelines, those Company directors who satisfy such guidelines will consider the relevant circumstances and make an affirmative determination regarding whether such relationship is material or immaterial, and whether the director would therefore be considered independent under applicable legal and regulatory requirements.

Attendance at Board, Committee and Stockholder Meetings

Our Board met four (4) times during 2018 excluding committee meetings. All of the directors attended at least 75% of all Board meetings and meetings of the committees on which they served. Pursuant to our Corporate Governance Guidelines, each director is expected to attend all Board meetings, meetings of all committees to which he or she is appointed, and all annual meetings of stockholders, except in extenuating circumstances. Attendance in person is preferable, particularly for regularly scheduled meetings, but attendance via communications equipment is acceptable when needed due to individual circumstances. Eight (8) members of our Board of Directors (including all of the current members) attended our 2018 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, a Nominations and Governance Committee, a Compliance Committee, a Research and Development Committee, and an ad hoc Business Development Committee, each of which is comprised solely of Independent Directors. Also, each member of the Audit Committee meets the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and SEC Rule 10A-3 promulgated thereunder.

The following lists the members of each committee as well as the primary responsibilities of each committee. Under the Nominations and Governance Committee Charter and our Corporate Governance Guidelines, the Nominations and

Governance Committee recommends committee assignments to the full Board for approval. Under our Corporate Governance Guidelines, committee assignments should reflect the expertise and interests of Board members, with the goal of ensuring that committee members have the requisite background and experience to participate fully on the committees to which they are appointed. The Board believes that consideration should be given to rotating committee members periodically, but does not believe that rotation should be mandated as a policy. The Board reviews Committee memberships annually, with the most recent annual review occurring in June 2018. However, Committee memberships, as disclosed in this Proxy Statement, were more recently reviewed again, in February 2019, due to the resignation of Ian Smith from our Board on January 25, 2019. Changes to relevant committee memberships due to Mr. Smith’s resignation are noted.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee currently consists of three members: Mr. Randall (Chair), Mr. Kelley and Mr. Rauscher. Mr. Randall, Mr. Kelley and Mr. Rauscher all qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of U.S. Securities and Exchange Commission Regulation S-K. The designation of members of our Audit Committee as "audit committee financial experts" does not impose on those members any duties, obligations, or liabilities that are greater than are generally imposed on them as members of the Audit Committee and our Board, and does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or our Board. Ian Smith was previously also a member and Chair of our Audit Committee until his resignation from our Board on January 25, 2019. Due to his resignation, Mr. Randall was appointed Chair of our Audit Committee and Mr. Kelley was appointed a member of the Committee.

Our Audit Committee is responsible for:

•

approving and retaining the independent auditors to conduct the annual audit of our books and records; and evaluating the independent auditors’ qualifications, performance, independence, and quality controls;

•	reviewing the proposed scope of audits and fees to be paid;
•

overseeing the independent auditor, including resolving disagreements with management, obtaining required reports from the independent auditor, and reviewing with the independent auditor matters such as audit problems or difficulties, internal control deficiencies, significant financial reporting issues or judgments, and the effect of regulatory and accounting initiatives or off-balance sheet structures on the Company’s financial statements;

•	reviewing and pre-approving the independent auditors’ audit and non-audit services in accordance with the Company’s pre-approval policy established by the Audit Committee;
•	reviewing the Company’s financial statements, and in the case of audited financial statements recommending them to the Board for inclusion in the Company’s Annual Report on Form 10-K;
•	coordinating the Board’s oversight of internal control over financial reporting and disclosure controls and procedures, and the finance-related portions of the Company’s code of ethics;
•	reviewing and approving transactions between us and our directors, officers and affiliates;
•	recognizing and addressing potential prohibited non-audit services;
•

establishing procedures for complaints received by us regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	overseeing internal audit functions if and when implemented.

All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by our Audit Committee in accordance with our auditor pre-approval policy, which is described below in Proposal Three in this Proxy Statement under the heading Pre-approval Policies and Procedures. Ernst & Young LLP currently serves as our independent auditor. Our Board has adopted a written charter for the Audit Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Audit Committee met seven times in 2018 (including one joint meeting with the Compliance Committee).

Compensation Committee

Our Compensation Committee consists of three members: Mr. Kelley (Chair), Mr. Greene, and Dr. Panem. Our Compensation Committee is responsible for:

•

overseeing and evaluating the Company’s overall human resources compensation structure, policies and programs, and assessing whether they establish appropriate incentives and leadership development opportunities and whether they encourage unnecessary and excessive risk;

•

reviewing corporate goals relevant to the compensation for executives, including or President and Chief Executive Officer, and evaluating performance in light of those goals; and reviewing, approving and (where appropriate) recommending for the approval of the full Board the compensation arrangements for executives, including our President and Chief Executive Officer;

•	reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and approving any other compensation plans for which stockholder approval is not sought;
•	administering our stock incentive plan and annual non-equity incentive compensation program;
•

in consultation with the Committee’s compensation consultant, establishing compensation policies and practices for directors for service on the Board and committees and annually reviewing and making recommendations to the full Board regarding director compensation;

•	reviewing and monitoring compliance with our Officer and Director Stock Ownership Guidelines;
•	reviewing senior management selection, overseeing succession planning, and reviewing leadership development, and reviewing whether compensation and other programs promote such development; and
•

reviewing the results of advisory votes on executive compensation and making recommendations to the Board regarding appropriate responses, as appropriate, and making recommendations to the Board on the frequency of such votes.

Our Board has adopted a written charter for the Compensation Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Compensation Committee met five times in 2018.

The Compensation Committee engages Arnosti Consulting Inc., a compensation consultant, to provide analysis and recommendations regarding our compensation programs and our Named Executive Officer compensation. Arnosti Consulting has been engaged for 2019 compensation decisions and was previously engaged in 2018 and in prior years to provide similar services to our Compensation Committee. Nancy Arnosti is the principal of Arnosti Consulting and she is the individual with whom the Compensation Committee works on these matters. Based on a review of pertinent factors, the Compensation Committee does not believe that any of the services provided by Arnosti Consulting raise any material conflicts of interest.

Nominations and Governance Committee

Our Nominations and Governance Committee consists of three members: Dr. Panem (Chair), Mr. Randall and Dr. Strader. Ian Smith was previously also a member of our Nominations and Governance Committee until his resignation from our Board on January 25, 2019. Due to his resignation, Dr. Panem was appointed a member and Chair of the Committee.

The Nominations and Governance Committee is responsible for:

•	identifying potential candidates to serve on our Board;
•	working with the Company’s General Counsel to develop and recommend to the Board a set of corporate governance principles; and from time reviewing the adequacy of such corporate governance principles;
•	overseeing an annual evaluation of the Board;

•	evaluating the composition, size, structure and practices of the Board and monitoring the independence of Board members and the overall Board composition;
•	reviewing processes relating to Board meeting schedules and agendas and for the Company providing information to the Board;
•	reviewing the service of Board members and executive officers on the board of directors of any other company;
•	reviewing director and officer questionnaires;
•	overseeing director education and continuing education programs;
•	evaluating stockholder proposals and making recommendations to the Board regarding any such proposals; and
•	considering and making recommendations to the Board relating to the practices, policies and performance of the Board and corporate governance.

Our Board has adopted a written charter for the Nominations and Governance Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Nominations and Governance Committee met twice in 2018.

Compliance Committee

Our Compliance Committee consists of three members: Mr. Rauscher (Chair), Dr. Jensen, and Dr. Strader. Due to Ian Smith’s resignation from our Board on January 25, 2019, Dr. Strader was appointed as a member of the Committee to replace Dr. Panem to enable her to assume the role of Chair of the Nominations and Governance Committee.

The Compliance Committee is responsible for overseeing our compliance with legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products, but excluding matters relating to financial compliance, which are subject to the oversight of the Audit Committee. Our Board has adopted a written charter for the Compliance Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Compliance Committee met four times in 2018 (including one joint meeting with the Audit Committee).

Research and Development Committee

The Board has established a Research and Development Committee. This committee consists of Dr. Jensen (Chair), Dr. Panem, and Dr. Strader. The Research and Development Committee is responsible for making recommendations to the Board regarding the Company’s research and development strategies and opportunities. Our Board has adopted a written charter for the Research and Development Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Research and Development Committee met five times in 2018.

Ad Hoc Business Development Committee

The Board has established an ad hoc Business Development Committee. This committee consists of Mr. Greene (Chair), Dr. Jensen, and Mr. Kelley. The ad hoc Business Development Committee, which does not have a charter, is responsible for overseeing the Company’s evaluation of significant business development opportunities, including potential acquisitions or the purchase or in-license of new products or development projects, potential out license transactions, and making recommendations to the Board regarding such transactions. The ad hoc Business Development Committee met twice in 2018.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

Our Nominations and Governance Committee is responsible for evaluating potential candidates for nomination to the Board. Director qualifications and the process for considering potential candidates are set forth in the Nominations and Governance Committee Charter and our Corporate Governance Guidelines.

The Nominations and Governance Committee and Board will consider individuals who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to the Board. We seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, healthcare, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. Accordingly, the Nominations and Governance Committee will consider, among other factors, the extent of a potential nominee’s business experience, technical expertise, or specialized skills or experience, and whether he or she, by virtue of particular experience relevant to the Company's current or future business, will add specific value as a Board member.

The Nominations and Governance Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations and Governance Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skills relevant to the issues we face or are likely to face at the time of nomination and in the future. As a result, the priorities and emphasis of the Nominations and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. However, all prospective director candidates must possess the following attributes to be recommended to the Board for nomination:

•	a commitment to integrity and ethics;
•	demonstrated leadership ability and the ability to exercise sound business judgment;
•	independence from conflict or direct economic relationship with the Company; and
•	a willingness and ability to devote the required amount of time to prepare for and attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Also, the Nominations and Governance Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. Pursuant to our Corporate Governance Guidelines, diversity is one of the factors that the Committee considers in identifying director candidates. As part of this process, the Nominations and Governance Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise.

Other than the foregoing considerations, there are no stated minimum criteria for director candidates. The Nominations and Governance Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of “Independent Director” under the Nasdaq listing rules and that director candidates also meet the specific requirements set forth in the Nasdaq listing rules and in the rules of the SEC regarding membership on committees of the Board.

In considering re-nomination criteria, the Nominations and Governance Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations and Governance Committee will identify the skills and experience desired in a new director candidate.

Under our Corporate Governance Guidelines, our Board has not adopted term limits or a mandatory retirement age for directors. Arbitrary term limits and a mandatory retirement age might deprive the Company and its stockholders of the contribution of directors who have been able to develop valuable insights into the Company, its business, and its operations over time and therefore provide a valuable contribution to the Board as a whole. As an alternative to term limits and a mandatory retirement age, the Board believes that it can ensure that it continues to evolve and adopt new ideas and viewpoints through the director nomination and evaluation processes.

Identification and Evaluation of Director Candidates

The Nominations and Governance Committee uses a variety of methods for identifying director candidates, and will evaluate them in accordance with the requirements of our Corporate Governance Guidelines. The Nominations and Governance Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations and Governance Committee for such candidates. The Nominations and Governance Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, pursuant to our Corporate Governance Guidelines, the Nominations and Governance Committee will also consider candidates recommended by stockholders.

The Nominations and Governance Committee periodically assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations and Governance Committee as a potential director candidate, the Nominations and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether based on the information then known the prospective director candidate could satisfy the criteria established by the Nominations and Governance Committee. The Nominations and Governance Committee then decides whether to do a comprehensive evaluation of a prospective director candidate. After completing its evaluation, the Nominations and Governance Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

Stockholder Recommendations of Director Candidates

Pursuant to our Corporate Governance Guidelines, the Nominations and Governance Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement in the section titled Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders, and meet other applicable legal and regulatory requirements. Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations and Governance Committee in the same manner as the Nominations and Governance Committee’s nominees.

Stockholder Communication with the Board of Directors

Pursuant to our Corporate Governance Guidelines, stockholders and other interested parties may communicate with the Board by sending a letter to the Acorda Therapeutics Board of Directors c/o Corporate Secretary, 420 Saw Mill River Road, Ardsley, New York 10502. The Corporate Secretary will receive and review all correspondence and forward it to the President and Chief Executive Officer, the Chair of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

Our Compensation Committee is responsible for establishing our director compensation policy, which it reviews annually. Our outside director compensation policy includes two components: (i) a cash component consisting of a base retainer for services as a director and additional cash retainers for service as a chair or a member of a committee, and (ii) an equity component consisting of an initial stock option grant and annual stock option grants. The Board believes that a meaningful portion of a director’s compensation should be provided in the form of Company stock or stock-based awards to more closely link compensation with corporate performance. As specified in our Corporate Governance Guidelines, our independent directors will not receive any additional compensation, in the form of consulting fees or other specific benefits, beyond that provided for service on the Board or its committees.

The amount of each cash retainer currently payable under the outside director compensation policy is set forth in the table below. In addition, each person who becomes an outside director receives an initial stock option grant for 25,000 shares of our common stock. All directors also receive an annual stock option grant for 15,000 shares of our common stock, which is granted on the date of the annual meeting of stockholders in each year. In the case of any director who is not first elected to our Board at an annual meeting of stockholders, that director’s first annual stock option grant will be awarded on the first anniversary of his or her election to the Board, and the amount of the first annual award will be prorated based on the period of time between the grant date of the annual award and the date of the next annual stockholder meeting. All options vest over a one-year period in equal quarterly installments, have a term of ten years and will have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant).

Directors are also reimbursed for appropriate expenses related to their service on our Board of Directors. Upon an outside director’s termination of membership on our Board, all vested stock options remain exercisable for 12 months, or such longer period as the board of directors may determine in its discretion, to the extent consistent with Internal Revenue Code Section 409A.

The cash and equity components of our compensation policy for outside directors are set forth below.

Position	Annual Cash Retainer	Initial Option Grant	Annual Option Grant
Base Fee	$50,000	25,000 shares	15,000 shares
Lead Director/Chair	50,000	—	—
Audit Committee Chair	20,000	—	—
Compensation Committee Chair	20,000	—	—
Compliance Committee Chair	12,000	—	—
Nominations and Governance Committee Chair	10,000	—	—
Research and Development Committee Chair	12,000	—	—
Business Development Committee Chair	12,000	—	—
Audit Committee Member	10,000	—	—
Compensation Committee Member	10,000	—	—
Compliance Committee Member	7,000	—	—
Nominations and Governance Committee Member	6,000	—	—
Research and Development Committee Member	7,000	—	—
Business Development Committee Member	7,000	—	—

Under our director compensation policy, the Board also reviews and determines, based on the recommendation of the Compensation Committee, what, if any, compensation shall be paid for chairs and members of active ad hoc committees not specified in the policy, based upon the expected efforts and contributions of those members. This review and determination includes the compensation for members of the ad hoc Business Development Committee, listed above.

In March 2019, the Board approved the grant of 10,000 stock options to Dr. Jensen, separate from the annual stock option grants to members of the Board under the director compensation policy. These options, which vest in full on the first anniversary of the grant date, were awarded to Dr. Jensen to recognize his extraordinary time commitment and contributions with respect to his performance of his Board responsibilities in 2018, particularly in regards to the Company’s Inbrija New Drug Application to the U.S. Food and Drug Administration.

2018 Non-Employee Director Compensation

The following table provides information concerning the compensation of our outside directors during 2018, including compensation for membership on the Board as well as Board committees on which they served during the year. Current memberships are noted in the table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(7)	Total ($)(7)
Barry Greene (3) (5)	$72,000	$220,369	$292,369
Peder K. Jensen, M.D. (1) (5) (6)	76,000	220,369	296,369
John P. Kelley (2) (3) (5)	77,000	220,369	297,369
Sandra Panem, Ph.D. (3) (4) (6)	74,000	220,369	294,369
Lorin J. Randall (2) (4)	70,000	220,369	290,369
Steven M. Rauscher (1) (2)	72,000	220,369	292,369
Ian Smith (8)	76,000	220,369	296,369
Catherine Strader (1) (4) (6) (9)	63,000	285,470	348,470

__________________________

(1)	Member of our Compliance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Nominations and Governance Committee.
(5)	Member of our Ad Hoc Business Development Committee.
(6)	Member of our Research and Development Committee.
(7)

The method and assumptions used to calculate the value of the options granted to our directors are discussed in Note 9 to our audited financial statements in our 2018 Annual Report on Form 10-K. The aggregate number of shares of our common stock subject to option awards outstanding and held by these individuals at December 31, 2018 was as follows: Mr. Greene, 120,000 shares; Mr. Jensen, 116,372 shares; Mr. Kelley, 110,000 shares; Dr. Panem, 100,000 shares; Mr. Randall, 120,000 shares; Mr. Rauscher, 120,000 shares; Mr. Smith, 95,000 shares; and Dr. Strader, 44,974 shares.

(8)	Mr. Smith resigned from our Board of Directors on January 25, 2019.
(9)

Dr. Strader was elected to the Board of Directors effective February 17, 2017. The amount of her 2018 compensation, as reflected in the table, includes her prorated first annual stock option grant that was awarded on the first anniversary of her election to the Board as well as the annual stock option grant that was awarded to her and all other outside directors on the date of our 2018 Annual Meeting of Stockholders. These grants are described under Board and Committee Fees above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 15, 2019, with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, New York 10502.

Beneficial ownership is determined on the basis of the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2019 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 48,087,026 shares of common stock outstanding on March 15, 2019.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
FMR (1)	7,109,933	14.8%
BlackRock (2)	6,671,846	13.9%
The Vanguard Group (3)	6,103,355	12.7%
Scopia Capital Management (4)	4,653,551	9.7%
Dimensional Fund Advisors (5)	2,903,093	6.0%
Partner Fund Management (6)	2,881,660	6.0%
State Street (7)	2,695,081	5.6%

Executive Officers and Directors
Ron Cohen, M.D. (8)	1,391,131	2.8%
Burkhard Blank (9)	135,743	*
Andrew Hindman (10)	350,313	*
David Lawrence (11)	239,077	*
Lauren M. Sabella (12)	280,764	*
Jane Wasman (13)	537,704	1.1%
Barry Greene (14)	117,523	*
Peder K. Jensen, M.D. (15)	112,622	*
John P. Kelley (16)	106,250	*
Sandra Panem, Ph.D. (17)	99,162	*
Lorin J. Randall (18)	116,250	*
Steven Rauscher (19)	116,250	*
Catherine Strader (20)	41,224	*
All directors and executive officers as a group (13 persons)	3,644,013	7.1%

__________________________

*	Less than 1%.

(1)

The information in the table above is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2019 (the “Fidelity 13G”) by: FMR LLC (“FMR”); and Abigail P. Johnson, a Director, the Chairman, and the Chief Executive Officer of FMR. According to the Fidelity 13G: (i) FMR beneficially owns and has sole voting power over 139,371 shares of Acorda common stock; (ii) each of FMR and Ms. Johnson has sole dispositive power over 7,109,933 shares of Acorda common stock; and (iii) FIAM LLC and FMR Co., Inc are subsidiaries and investment advisers that beneficially own Acorda common stock reported in the Fidelity 13G (5% or greater of the outstanding shares of Acorda common stock in the case of FMR Co., Inc); (iv) neither FMR nor Ms. Johnson has sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (“Fidelity Funds”) advised by Fidelity Management and Research Company (“FMR Co”), a wholly-owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees (FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Board of Trustees); and (v) the Fidelity 13G reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR, certain of its subsidiaries and affiliates, and other companies (“FMR Reporters”), but does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters as authorized by the Securities and Exchange Commission. The address of the principal business office for FMR and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

According to the Fidelity 13G, members of the Johnson family, including Ms. Johnson, are the predominant owners of Series B voting common shares of FMR with direct and indirect ownership representing 49% of the voting power of FMR; and through their ownership of voting common shares of FMR and because they are parties to an FMR shareholders’ voting agreement, they may be deemed to form a controlling group with respect to FMR under the Investment Company Act of 1940.

(2)

The information in the table above is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on January 24, 2019, by BlackRock, Inc. (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock, Inc. (as the holding company for subsidiaries listed in the BlackRock 13G) beneficially owns and has sole voting power over 6,536,601 shares of Acorda common stock and sole dispositive power over 6,671,846 shares of Acorda common stock. The address of the principal business office for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

The information in the table above is based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2019, by The Vanguard Group (the “Vanguard 13G”). According to the Vanguard 13G, The Vanguard Group has sole voting power over 47,112 shares of Acorda common stock, shared voting power over 6,819 shares of Acorda common stock, sole dispositive power over 6,053,188 shares of Acorda common stock and shared dispositive power over 50,167 shares of Acorda common stock. The address of the principal business office for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

According to the Vanguard 13G: (i) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 43,348 shares of Acorda common stock as a result of its serving as investment manager of collective trust accounts; and (ii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 10,583 shares of Acorda common stock as a result of its serving as investment manager of Australian investment offerings.

(4)

The information in the table above is based a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2019, by Scopia Capital Management LP, Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich (the “Scopia 13G”). According to the Scopia 13G, the Scopia 13G reporting persons beneficially own and have shared voting and dispositive power over 4,653,551 shares of Acorda common stock. According to the Scopia 13G, all securities reported as beneficially owned in the Scopia 13G are directly held by advisory clients of Scopia Capital Management LP, and none of such advisory clients individually holds more than 5% of Acorda’s outstanding shares of common stock. The address of the principal business office for Scopia Capital Management LP is 152 West 57th Street, 33rd Floor, New York, NY 10019, and the address of the principal business office for Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich is c/o Scopia Capital Management LP at the address for such reporting person identified above.

(5)

The information in the table above is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2019, by Dimensional Fund Advisors LP (the “Dimensional 13G”). According to the Dimensional 13G, Dimensional Fund Advisors LP has sole voting power over 2,728,041 shares of Acorda common stock and has sole dispositive power over 2,903,093 shares of Acorda common stock. The address of the principal business office for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

According to the Dimensional 13G: (i) Dimensional Fund Advisors LP is an investment adviser registered under the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”); (ii) in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds; (iii) in its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over shares of Acorda common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Acorda common stock held by the Funds; and (iv) all shares of Acorda common stock reported in Dimensional 13G are owned by the Funds.

(6)

The information in the table above is based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2019, by Partner Fund Management, L.P. (“PFM”), Partner Fund Management GP, LLC (“PFM-GP”), Partner Investment Management, L.P. (“PIM”), Partner Investment Management GP, LLC (“PIM-GP”), Brian D. Grossman, and Christopher M. James (the “PFM 13G”). According to the PFM 13G, (i) PFM and PFM-GP may be deemed to beneficially own, and have shared voting and dispositive power over, 2,847,659 shares of Acorda common stock; (ii) PIM and PIM-GP may be deemed to beneficially own, and have shared voting and dispositive power over, 34,001 shares of Acorda common stock; and (iii) Brian D. Grossman and Christopher M. James may each be deemed to beneficially own, and have shared voting and dispositive power over, 2,881,660 shares of Acorda common stock (PFM, PFM-GP, PIM, PIM-GP, Mr. Grossman and Mr. James are collectively referred to as the “PFM Reporting Persons”). The address of the principal business office for all of the PFM Reporting Persons is c/o Partner Fund Management, L.P., 4 Embarcadero Center, Suite 3500, San Francisco, CA 94111.

According to the PFM 13G: The PFM 13G was filed jointly by the PFM Reporting Persons with respect to shares of Acorda common stock owned by ten funds specified in the PFM 13G for which PFM or PIM is the investment advisor; PFM-GP and PIM-GP are, respectively, the general partners of PFM and PIM; Mr. Grossman is the portfolio manager for the health care strategy for the funds; Mr. James is the portfolio manager for the diversified strategy for the funds; and Mr. Grossman and Mr. James are co-managing members of PFM-GP and PIM-GP.

(7)

The information in the table above is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2019, by State Street Corporation (the “State Street 13G”). According to the State Street 13G, State Street Corporation beneficially owns and has shared voting and dispositive power over 2,695,081 shares of Acorda common stock; and SSGA Funds Management, Inc., State Street Global Advisors Limited (UK), State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., Ltd and State Street Global Advisors Trust Company are subsidiaries and investment advisers that beneficially own Acorda common stock reported in the State Street 13G. The address of the principal business office for State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(8)	Includes 485,527 shares of common stock, 873,995 shares of common stock issuable upon exercise of stock options and 31,609 restricted shares.
(9)	Includes 15,250 shares of common stock, 94,348 issuable upon exercise of stock options and 26,145 restricted shares.
(10)	Includes 4,294 shares of common stock, 334,674 shares of common stock issuable upon the exercise of stock options and 11,345 restricted shares.
(11)	Includes 2,892 shares of common stock, 224,940 shares of common stock issuable upon exercise of stock options and 11,245 restricted shares.
(12)	Includes 2,892 shares of common stock, 266,627 shares of common stock issuable upon exercise of stock options and 11,245 restricted shares.
(13)	Includes 104,334 shares of common stock, 418,057 shares of common stock issuable upon the exercise of stock options and 15,313 restricted shares.
(14)	Includes 1,273 shares of common stock and 116,250 shares of common stock issuable exercise of stock options.
(15)	Includes 112,622 shares of common stock issuable upon exercise of stock options.
(16)	Includes 106,250 shares of common stock issuable upon exercise of stock options.
(17)	Includes 2,912 shares of common stock and 96,250 shares of common stock issuable upon exercise of stock options.
(18)	Includes 116,250 shares of common stock issuable upon exercise of stock options.
(19)	Includes 116,250 shares of common stock issuable upon exercise of stock options.
(20)	Includes 41,224 shares of common stock issuable upon exercise of stock options.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is information regarding each individual serving as an executive officer as of April 26, 2019.

Name	Age	Position(s)
Ron Cohen, M.D.	63	President, Chief Executive Officer and Director
Burkhard Blank, M.D.	64	Chief Medical Officer and Head of R&D
Andrew Hindman	46	Chief Business Officer
David Lawrence	61	Chief, Business Operations and Principal Accounting Officer
Lauren M. Sabella	58	Chief Commercial Officer
Jane Wasman	62	President, International, General Counsel and Corporate Secretary

Ron Cohen, M.D., is President, CEO and founder of the Company. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of VBL Therapeutics. In addition, within the last five years, he previously served on the board of directors of Dyax Corp. Dr. Cohen previously served as Chair of the board of the Biotechnology Innovation Organization (BIO), as Chair of the Emerging Companies Section of the Bio board, and as a Director and Chairman of NewYork BIO. He also previously served as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010 Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and is an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by NewYork BIO as its “The Cure Starts Here” Business Leader of the Year and was named by MM&M and PR Week as one of the top 50 health influencers of 2017.

Burkhard Blank, M.D., has been our Chief Medical Officer since July 2016, and in March 2019 he was also appointed as our Head of R&D. Prior to that, from January 2016 to June 2016, Dr. Blank was engaged by the Company to assume chief medical officer responsibilities on an interim basis. Dr. Blank has more than 27 years of experience in the pharmaceutical industry. Prior to working for the Company, from June 2014 to June 2016, Dr. Blank was the Chief Medical Officer of Herantis Pharma. From June 2013 to May 2014 he was the Chief Executive Officer of Laurantis Pharma and from June 2012 to May 2013 Dr. Blank acted as a consulting chief medical officer. Prior thereto, from October 2010 to June 2012, Dr. Blank served as a consulting chief medical officer for Mersana Therapeutics. Dr. Blank previously consulted as chief medical officer and served in various medical leadership roles for several biopharmaceutical companies, including Inhibikase Pharmaceuticals, Qwell Pharmaceuticals, New Haven Pharmaceuticals, Alnara Pharmaceuticals, Altus Pharmaceuticals, and Boehringer Ingelheim (BI). While at BI, he oversaw the submission of five New Drug Applications (NDAs) and had direct responsibility for all aspects of presenting at two FDA Advisory Committee Meetings; and subsequently, all five NDAs received FDA approval. Dr. Blank has also served as a strategic advisor to several biotechnology companies, leading the submission process for multiple Investigational Drug Applications (INDs), successfully developing protocols for clinical trial programs, and overseeing communications with regulatory agencies. Dr. Blank previously served on the Board of Directors of Riemser Pharma GmbH. Dr. Blank received his medical degree from Universitaet Marburg, Germany. He is board-certified in Germany in internal medicine.

Andrew Hindman has been our Chief Business Officer since March 2018. Prior to that, Mr. Hindman served as our Chief Business Development Officer from May 2014 to March 2018. Prior to joining the Company, Mr. Hindman held several senior executive level positions in the biopharmaceutical industry, most recently from 2011 to 2014 as President, Chief Executive Officer and member of the Board of Tobira Therapeutics, a privately-held biotechnology company. At Tobira, Mr. Hindman was responsible for developing a new corporate strategy, building new leadership and operational teams, and raising operating capital. Prior thereto, Mr. Hindman held senior corporate development and commercial operating positions, including from 2010 to 2011 at Nodality, Inc., from 2008 to 2010 at Onyx Pharmaceuticals, Inc., and from 1998 to 2008 at Gilead Sciences, Inc. Mr. Hindman holds a B.A. in biochemistry and economics, graduating Phi Beta Kappa, from Wesleyan University and an executive MBA from Columbia University and the University of California Berkeley, Haas School of Business. In March 2019, we announced that Mr. Hindman will be transitioning out of the Company, and that during the transition period, he will continue to work on our business development, including evaluating ex-U.S. commercial partnerships for Inbrija.

David Lawrence has been our Chief, Business Operations and Principal Accounting Officer since October 2016. Prior to that, he served as Chief of Business Operations from October 2013 to October 2016. From January 2005 to October 2013, he served as our Chief Financial Officer. He previously served as our Vice President, Finance from January 2001 through 2004, and Director, Finance from 1999 to 2001. From 1991 to 1999, Mr. Lawrence held several positions for Tel-Air Communications, Inc., including Vice President and Controller. Prior to Tel-Air, he held the financial management positions of Controller and Finance Manager for Southwestern Bell and Metromedia Telecommunications, respectively. Mr. Lawrence received his undergraduate degree in Accounting from Roger Williams College, and an M.B.A. in Finance from Iona College. Mr. Lawrence is a founding member and currently serves on the board of directors and as Treasurer of The Brian Ahearn Children’s Fund.

Lauren M. Sabella has been our Chief Commercial Officer since February 2015. Prior to that, from January 2010 to February 2015, she was our Executive Vice President, Commercial Development. Ms. Sabella was the Founder and Principal of Tugboat Consulting Group, an independent consulting practice assisting companies in the commercialization process. Ms. Sabella also served as Corporate Officer and VP of Commercial Development at Altus Pharmaceuticals from May 2006 to September 2008, with responsibility for all aspects of commercialization. Prior to joining Altus, Ms. Sabella was employed by Boehringer Ingelheim Pharmaceuticals for 18 years in positions of increasing responsibility. In her last role, she served as VP of Sales, Eastern Zone, where she led the successful sales launch of Spiriva and ran both Primary Care and Specialty Divisions, including Neurology, Urology and Cardio/Pulmonary. Prior to this role, she had over ten years of marketing experience where she led several product launches including Mobic, an NSAID which became a $1 billion brand. Ms. Sabella holds a B.B.A. from Hofstra University.

Jane Wasman has been our President, International, General Counsel and Corporate Secretary since October 2012. Prior to that, from January 2012 until October 2012, she was our Chief, Strategic Development, General Counsel and Corporate Secretary; and from May 2004 until January 2012, she was our Executive Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, from 1995 to 2004, Ms. Wasman held various leadership positions at Schering‑Plough Corporation, including Staff Vice President and Associate General Counsel responsible for legal support for U.S. Pharmaceuticals operations, including sales, marketing and compliance; FDA regulatory matters; licensing and mergers and acquisitions; and global research and development. She served as Staff Vice President, International in 2001 and as Staff Vice President, European Operations-Legal from 1998 to 2000. Previously, Ms. Wasman specialized in litigation at Fried, Frank, Harris, Shriver & Jacobson. She also served as Associate Counsel to the U.S. Senate Committee on Veterans’ Affairs. Ms. Wasman graduated Magna Cum Laude and Phi Beta Kappa from Princeton University and earned her J.D. from Harvard Law School. Ms. Wasman is a member and Chair of the board of directors of Sellas Life Sciences Group, Inc., where she also serves as Chair of the Nominations and Governance Committee and as a member of the Compensation Committee. She is also a member of the board of directors of Rigel Pharmaceuticals Inc. Ms. Wasman is also a member of the board of directors and the executive committee of the board of the NewYork BIO.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

John Kelley (Chair)

Barry Greene

Sandra Panem, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board the annual compensation and compensation procedures for our Named Executive Officers (as defined below in the Executive Compensation section of this Proxy Statement).

Our Company

We are a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. We market Inbrija (levodopa inhalation powder), which is approved for intermittent treatment of OFF episodes, also known as OFF periods, in adults with Parkinson’s disease treated with carbidopa/levodopa. Inbrija is for on-demand use and utilizes our innovative ARCUS pulmonary delivery system, a technology platform designed to deliver medication through inhalation that we believe has potential to be used in the development of a variety of inhaled medicines. Our strategic priorities include exploring opportunities for other proprietary products in which inhaled delivery of medicine using our ARCUS drug delivery technology can provide a significant therapeutic benefit to patients.

Our New Drug Application, or NDA, for Inbrija was approved by the U.S. Food and Drug Administration, or FDA, on December 21, 2018. The approval is for a single dose of 84 mg, with no titration required. We are seeking approval to market Inbrija in the European Union, and accordingly we filed a Marketing Authorization Application, or MAA, with the European Medicines Agency, or EMA, in March 2018. After the adoption of a Committee for Medicinal Products for Human Use, or CHMP, opinion, we expect a final decision regarding the MAA from the European Commission before the end of 2019.

We also market branded Ampyra (dalfampridine) Extended Release Tablets, 10 mg. We have been engaged in litigation with some generic drug manufacturers relating to certain Ampyra patents. In 2017, the United States District Court for the District of Delaware issued a ruling that upheld our Ampyra Orange Book-listed patent that expired on July 30, 2018, but invalidated other Ampyra patents that were set to expire between 2025 and 2027. Under this decision, our patent exclusivity with respect to Ampyra terminated on July 30, 2018. We have experienced a significant decline in Ampyra sales due to competition from generic versions of Ampyra, and we expect that additional manufacturers will market generic versions of Ampyra, which may accelerate the decline in our Ampyra sales.

Our Business Values

We have a teamwork-oriented culture that encourages and rewards collaboration, innovation, honest communication, and high achievement, and we believe our long-term success is dependent on maintaining our commitment to being a collaborative and entrepreneurial enterprise. We attract and retain employees who share our passion for helping others who suffer from life-altering conditions, and we collaborate with external partners who also share our mission. We encourage and reward the prudent risk taking that is needed for innovation and ultimately successful corporate growth.

Our stockholders, including our employees, are the owners of our company, and we are committed to creating value for them. The biopharmaceutical product development cycle is lengthy and unpredictable, and we believe that it is critical to have a long-term strategic horizon. We expect to measure our success, in part, according to appropriate shorter-term quantitative measures such as annual product revenue, because much of the current value of our business is based on the success of our marketed products. However, we also measure our performance by considering other scientific, business, organizational, and operational goals focused on longer-term value creation to fully maximize stockholder value over time. These may include our ability to progress our research and development programs, our ability to protect and enhance our intellectual property assets, our ability to grow our business through licensing and acquisitions, and, importantly, our ability to attract and retain the dedicated, motivated individuals who believe in our mission and create the conditions necessary for success. In addition, we are careful stewards of our stockholders’ assets when making decisions about investments in research and development, employee compensation, and other expenses, striving to allocate our resources as cost-effectively as possible. These goals cannot always be measured quantitatively, but we consider them critical to our long-term success and the creation of long-term stockholder value. We seek to strike a balance among these various objectives, so that there is not undue emphasis on meeting short-term metrics at the expense of long-term goals, and so that our employees will be provided with appropriate incentives to focus on both short-term and long-term goals that are fundamental to creating further value in our business.

Compensation Philosophy and Objectives

We aim to ensure that our compensation program is understandable and perceived as fundamentally fair to all stakeholders, including employees, executives and shareholders. Our compensation program, including compensation for our Named Executive Officers, reflects a pay-for-performance philosophy with the following objectives:

•

Provide competitive, market-based total compensation that attracts, retains and motivates highly-qualified employees who are dedicated to our mission and culture and who have the skills and experience required for the achievement of our business goals;

•	Link short-term and long-term cash and equity incentives to corporate and individual performance; and
•	Align the interests of our employees with our other stockholders and with the goal of building long-term value.

With these objectives, we have a compensation program that generally includes: an annual base salary; performance-based non-equity incentive compensation; time-based and, for senior level employees, performance-based equity awards that deliver significant real value if and as the value of the Company increases; employee health and welfare benefits; and learning and development, and career opportunities. We believe these compensation components provide the appropriate balance of short-term and long-term compensation and incentives to drive our performance, success, and long-term growth. The amounts of cash and equity compensation vary from person to person based on their role, market-competitive compensation, individual performance, and expected contribution to our future success, among other factors. Also, the Compensation Committee and our Board may modify certain aspects of the compensation program components for our Named Executive Officers based on circumstances in a particular year. Specific modifications for 2018 and 2019 are further described below in this Compensation Discussion and Analysis.

To further align executive compensation and the interests of our executives with the goal of maximizing long-term stockholder value, we have adopted Officer and Director Stock Ownership Guidelines and a Clawback Policy. The Stock Ownership Guidelines require that our executive officers and directors acquire (and then maintain) ownership of a certain amount of our common stock by a specified deadline. The Clawback Policy includes provisions for the return (or clawback) of incentive compensation awarded to our executive officers upon the occurrence of certain events. These policies are further described below.

Consistent with our culture, it is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances.

Setting Executive Compensation

The implementation of our compensation program is carried out under the supervision of the Compensation Committee. The compensation for Ron Cohen, M.D., our President and Chief Executive Officer, is approved by our Board, after the Compensation Committee provides its analysis and recommendation. In connection with this process, Dr. Cohen provides a self-evaluation based on personal and corporate goals, which is reviewed by the Compensation Committee and the Board. The Compensation Committee has direct responsibility for reviewing and approving the compensation for Dr. Cohen’s direct reports, including each of our other Named Executive Officers and our other executive officers. Dr. Cohen and our Executive Vice President, Human Resources, provide substantive input to the process and make recommendations to the Compensation Committee as to specific elements of compensation (i.e., salary, non-equity incentive compensation, equity awards). As part of this process, Dr. Cohen provides a review of each executive officer’s performance along with his compensation recommendations. While the Compensation Committee utilizes this information and values Dr. Cohen‘s observations with regard to other executive officers, the ultimate decisions regarding executive compensation are made by the Compensation Committee and our Board of Directors.

With the objectives and process described above in mind, the Compensation Committee annually reviews the pay practices for our Named Executive Officers and our other employees. For 2018 compensation decisions, the Compensation Committee retained Arnosti Consulting Inc. to conduct a review of the total compensation program for our executive officers, including our Named Executive Officers, as well as for other employees. Arnosti Consulting also provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executive Officers and to confirm that our compensation program is competitive with the market. Arnosti Consulting has been engaged again for purposes of 2019 providing compensation benchmarking and other input to decisions.

The Compensation Committee reviews several compensation data sources when making compensation decisions, including data provided by Radford Surveys + Consulting data and publicly-disclosed data sourced through Equilar, Inc. The Compensation Committee uses this data to conduct a competitive analysis of relevant peers, comparing each element of total compensation against a select group of biotechnology/biopharmaceutical companies which we refer to in this Proxy Statement as our “peer companies.” Our peer companies are companies against which the Compensation Committee believes we compete both for talent and for stockholder investment. The peer group of companies is periodically reviewed and updated by the Compensation Committee, taking into consideration the input of other members of our Board, including our Chief Executive Officer. Peer companies are chosen from among other commercial-stage companies in our industry based on revenues, business model, market capitalization and size of employee population. We sometimes need to replace our peer companies because of strategic changes affecting these companies, for example, they may be acquired or consolidated into a larger company that does not meet our criteria.

In September 2017, the Compensation Committee recommended and the Board approved an update to our peer companies to be used for compensation decision-making to include the following: ACADIA Pharmaceuticals Inc., Acceleron Pharma Inc., Achaogen, Inc., AMAG Pharmaceuticals, Inc., Assertio Therapeutics, Inc. (formerly known as Depomed, Inc.), Clovis Oncology, Inc., Corcept Therapeutics Incorporated, Cytokinetics, Incorporated, Depomed, Inc., Halozyme Therapeutics, Inc., Heron Therapeutics, Inc., Horizon Pharma plc, Intercept Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., The Medicines Company, Nektar Therapeutics, Neurocrine Biosciences, Inc., Pacira BioSciences, Inc. (formerly known as Pacira Pharmaceuticals, Inc.), Portola Pharmaceuticals, Inc., PTC Therapeutics, Inc., Puma Biotechnology, Inc., Spark Therapeutics, Inc., Supernus Pharmaceuticals, Inc., and Ultragenyx Pharmaceutical Inc.

In October 2018, the Compensation Committee approved an update to our peer companies to be used for compensation decision-making to include the following: ACADIA Pharmaceuticals Inc., Acceleron Pharma Inc., Adamas Pharmaceuticals, Inc., AMAG Pharmaceuticals, Inc., Clovis Oncology, Inc., Corcept Therapeutics Incorporated, Denali Therapeutics, Inc., Dova Pharmaceuticals, Inc., Halozyme Therapeutics, Inc., Heron Therapeutics, Inc., Intercept Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., The Medicines Company, Pacira BioSciences, Inc. (formerly known as Pacira Pharmaceuticals, Inc.), Portola Pharmaceuticals, Inc., Prothena Therapeutics Limited, PTC Therapeutics, Inc., Puma Biotechnology, Inc., Retrophin, Inc., Spark Therapeutics, Inc., Supernus Pharmaceuticals, Inc., Tesaro, Inc. (since acquired by GlaxoSmithKline plc), Theravance Biopharma, Inc., and Ultragenyx Pharmaceutical Inc. This most recent update reflects the Compensation Committee’s decision to remove and replace certain companies whose market capitalization had become substantially larger than the Company’s market capitalization, as well as changes needed to address mergers and acquisitions affecting some peers.

We work to properly tailor our compensation programs to our evolving organization and the individual backgrounds, expertise, and responsibilities of our executives in a way that appropriately incentivizes and rewards achievement of our identified goals. While we have not historically set compensation based on rigid targets determined by compensation at our peer companies, we believe that it is important to align compensation both with individual employee and Company performance and with the market levels as reflected in our peer companies. In 2013, our Compensation Committee (with Board ratification) adopted a compensation policy under which we target total compensation to be at or above the 50th percentile of the pay practices of our peer companies, with the opportunity to earn up to the 75th percentile of this peer group based on exceptional Company and individual performance. The policy establishes a target, although 50% is not a minimum, and the Compensation Committee can grant compensation outside of the 50th to 75th percentile range if necessary and appropriate based on factors that it deems relevant. Also, under this policy there are no specific benchmarking targets for the pay components that make up total compensation, i.e. salary, incentive pay, and equity awards, although the Compensation Committee does consider relevant peer company data for these components.

2018 “Say-on-Pay” Vote

The Compensation Committee regularly evaluates the Company’s executive compensation programs, and carefully considers actual compensation payouts, seeking the best approach to providing compensation that follows our compensation philosophy and meets our compensation objectives described above. Considering all pertinent factors, the Compensation Committee believes that our compensation programs embody a pay-for-performance philosophy that is well suited for these purposes. As described above under Our Business Values, our Compensation Committee takes a balanced approach in reviewing performance, looking at shorter-term quantitative measures as well as our success at achieving goals that are designed to build long-term stockholder value. Importantly, the Compensation Committee does not believe that performance can be accurately evaluated using a formulaic review of stock price changes. Due to the timing of disclosures and other factors, our stock price at any moment may not reflect our achievements in building value, and importantly stock price volatility may be driven in part by matters unrelated to Company performance. For example, a pivotal clinical trial may take longer than 12 months to complete, so that any appreciation in stock price achieved by positive results would not be reflected in the year in which the study was designed, initiated and perhaps substantially conducted.

As required by Section 14A of the Securities Exchange Act of 1934, at our 2018 Annual Meeting of Stockholders, our stockholders voted, in an advisory manner, on a proposal to approve our Named Executive Officer compensation. This was our most recent stockholder advisory vote to approve Named Executive Officer compensation, commonly referred to as the “say-on-pay” vote. The 2018 say-on-pay vote was approved by our stockholders, receiving approximately 83% of the vote of the stockholders present in person or represented by proxy and voting at the meeting.

We were pleased with the strong support from our stockholders on the say-on-pay vote at our 2018 Annual Meeting of Stockholders, and did not make any changes to our compensation policies or decisions specifically based on the results of the say-on-pay vote. The Compensation Committee intends to continue with its efforts to review and improve our compensation programs, and remains open to considering further changes that may be warranted as our business and industry evolve. We greatly value investor perspective and would also consider any feedback received in dialogue with shareholders.

Our CEO’s Mission and Leadership

Ron Cohen, M.D., has served as our President and Chief Executive Officer, and as one of our Directors since he founded the Company in 1995. Dr. Cohen originally formed the Company with the mission of developing therapeutic alternatives for people afflicted with neurological disorders such as multiple sclerosis. Dr. Cohen’s commitment to this mission is as strong today as it was back in 1995, and under Dr. Cohen’s leadership the Company has expanded its focus to include other nervous system disorders such as Parkinson’s disease.

Dr. Cohen’s leadership on several levels has been critical to the Company from its earliest days. His vision has always provided motivation and inspiration to employees. Dr. Cohen’s “tone from the top” has fostered a teamwork-oriented culture that encourages and rewards collaboration, innovation, integrity and honest communication. Dr. Cohen’s business and scientific leadership has also been critical to the Company’s success. Dr. Cohen’s business acumen has enabled the Company to grow from its roots as a small, privately-held development stage company. He has steered the Company through highly complex go/no go decisions, such as for internal development programs or potential external business development opportunities. Dr. Cohen has driven us to move quickly to seize opportunities when they do arise, including, for example, our 2014 acquisition of Civitas Therapeutics and its Inbrija (levodopa inhalation powder) development program. As the Company has grown, so, too, have the demands of our business, and Dr. Cohen has guided the Company’s recruitment of talented individuals to lead mission critical functions. Dr. Cohen has become a recognized business and scientific leader, serving in important roles in industry associations and receiving numerous business and scientific leadership awards.

As is typical for biotech companies, the Company’s development has not been linear; the Company has overcome numerous challenges. 2018 was a year of many important achievements for the Company, including most importantly receipt in December 2018 of the FDA’s approval of the Inbrija NDA. However, in recent years prior to 2018, the Company experienced significant setbacks, including a 2017 federal District Court decision invalidating certain Ampyra patents and adverse outcomes in its tozadenant and other development programs. In light of these setbacks, Dr. Cohen made difficult decisions, with the support and approval of our Board, including in 2017 a cost-saving reduction in force and termination of the tozadenant program. Under Dr. Cohen’s leadership, the Company has prioritized financial discipline to maintain a strong balance sheet, and the Company finished 2018 with approximately $445 million of cash, cash equivalents and short-term investments. This capital is a key strategic asset available to fund the Company through the launch of Inbrija.

The Board believes that Dr. Cohen is and will remain the best person to lead the Company for the foreseeable future. As described above, he has been the principal strategist behind the Company’s development since its formation, including the commercialization of Ampyra and the decision to acquire and develop Inbrija.

Dr. Cohen’s leadership and vision remain as important as ever to the Company. Dr. Cohen’s history in leading the Company through both its successes and setbacks as well as the leadership example he provides makes him uniquely qualified to provide valuable perspective to the Board as it oversees the advancement of our business and the interests of our stockholders.

Elements of Compensation

The compensation of Named Executive Officers consists of the following elements:

Base Salary: Annual base salary is designed to attract and retain qualified employees by providing a consistent cash flow throughout the year as compensation for performance of day-to-day responsibilities. The annual base salaries established for our Named Executive Officers and other employees are determined based on consideration of numerous factors, including the responsibilities of the position, prior relevant qualifications, background and experience, performance considerations, market competitive conditions, and other factors deemed relevant. Generally, we believe that executive base salaries should be targeted within the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

Annual base salaries are reviewed annually as part of our performance review process. The goal of our annual merit increase program for our executive officers and other employees is to provide increases in base salary, where appropriate, based upon current position and experience, past year’s performance and past year’s contributions to the Company, and compensation relative to other similarly qualified executives in other companies. Merit increase guidelines are determined each year and are typically based on external economic and competitive compensation trends, although other elements, such as the Company’s overall resources, may be a factor. During the review of base salaries for Named Executive Officers, the Compensation Committee primarily considers:

•	market data gathered both internally and by the Compensation Committee and its outside consultant, including comparison of compensation to senior executives at peer companies;
•	review of each executive’s compensation, both individually and relative to other officers; and
•	individual past year’s performance, based on individual goals and other factors considered relevant, and past year’s contributions to the Company.

Based on the criteria listed above, annual base salaries for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves annual base salaries for those Named Executive Officers or recommends them to the full Board for approval. The Compensation Committee recommends an annual base salary for the President and Chief Executive Officer to the full Board for approval.

Also, from time to time our Compensation Committee may adjust annual base salaries based on changes in roles and responsibilities of our executive officers. For example, as further described below, Andrew Hindman’s and David Lawrence’s annual base salaries were adjusted for this reason in 2018, separate from our merit increase program, after assuming roles and responsibilities of departed officers.

The following table sets forth our Named Executive Officer 2018 and 2019 annual base salaries (mid-year adjustments are described in the paragraphs that follow):

Name	Title	2018 Salary	2019 Salary
Ron Cohen, M.D.	President and CEO	$795,675	$795,675
David Lawrence	Chief, Business Operations and Principal Accounting Officer	$415,000	$430,000
Burkhard Blank, M.D.	Chief Medical Officer and Head of R&D (1)	$533,100	$533,100
Andrew Hindman	Chief Business Officer (2)	$510,000	$510,000
Jane Wasman	President, International, General Counsel and Corporate Secretary	$570,900	$570,900

__________________________

(1)	Dr. Blank was appointed to the position of Head of R&D in March 2019, in addition to serving as our Chief Medical Officer since joining the Company in 2016.
(2)

Mr. Hindman became our Chief Business Officer in March 2018. Prior to that, he served as our Chief Business Development Officer since joining the Company in 2014. In March 2019, we announced that Mr. Hindman will be transitioning out of the Company, and that during the transition period, he will continue to work on our business development, including evaluating ex-U.S. commercial partnerships for Inbrija.

None of our Named Executive Officers received a salary increase in 2018 as part of our regular merit increase program. In March 2019, Mr. Lawrence received a merit increase in annual base salary of 3.6% in accordance with our merit increase guidelines, from $415,000 to $430,000, which was approved by the Compensation Committee based on the recommendation of Dr. Cohen. None of our Named Executive Officers other than Mr. Lawrence received merit salary increases as part of our 2019 merit increase program.

The Board of Directors and the Compensation Committee decided not to provide annual merit salary increases to our Named Executive Officers in 2018 and 2019, with exception of Mr. Lawrence’s 2019 merit increase, based upon the recommendation of their compensation consultant, Arnosti Consulting. Arnosti Consulting made this recommendation based on analysis of executive salaries at the Company’s peer companies and a determination that the salaries of these executive officers, other than Mr. Lawrence in 2019, were at the relevant times already within the target range. This determination in both years was substantially affected by the Company’s then-applicable peer companies, described above under Setting Executive Compensation.

In March 2019, Dr. Cohen, Dr. Blank, Mr. Hindman and Ms. Wasman were awarded merit cash payments in the following amounts, payable quarterly in 2019 except as otherwise noted:  Dr. Cohen, $23,870; Dr. Blank, $16,000; Mr. Hindman, $5,000 (payable in full in March 2019); and Ms. Wasman, $17,100. The Board of Directors and the Compensation Committee awarded these payments primarily because these officers did not receive a merit increase in annual base salary in three of four years (in the case of Dr. Blank two of three years as he joined the Company in 2016) based primarily on analysis of comparator company compensation and not due to individual performance. The amounts of the lump sum payments were determined by reference to the Company’s 2019 merit salary increase guidelines, prorated in the case of Mr. Hindman due to his anticipated departure from the Company around the end of May 2019. Notably, the Board and the Compensation Committee chose to provide these payments to compensate for these circumstances without adjusting annual base salary or increasing the 2019 salary that will factor into the Company’s 2019 non-equity incentive compensation program.

Also, separate from our merit increase program, in March 2018, Mr. Hindman received an adjustment in his annual base salary of $35,000, from $475,000 to $510,000. This adjustment was made in light of Mr. Hindman’s continuing assumption of additional responsibilities after the departure of Michael Rogers, our former Chief Financial Officer whose employment terminated in 2016. The Compensation Committee made this adjustment after considering Mr. Hindman’s performance in this expanded role. At the same time, our Board approved a change in Mr. Hindman’s title to Chief Business Officer to better reflect the expansion of his role beyond business development leadership. Also, in August 2018, Mr. Lawrence received an adjustment in his annual base salary of $21,700, from $393,300 to $415,000. This adjustment was made in light of Mr. Lawrence’s assumption of additional responsibilities relating to the Company’s manufacturing operations after the August 2018 departure of Rick Batycky, our former Chief Technology Officer and Site Head. The Compensation Committee made this adjustment after considering Mr. Lawrence’s expanded role. These salary adjustments were approved by the Compensation Committee based on the recommendation of Dr. Cohen.

Non-Equity Incentive Compensation Program:  Our annual performance-based non-equity incentive compensation program is a key component of our pay-for-performance philosophy. This program provides an incentive to our Named Executive Officers and other employees to achieve or exceed defined and communicated annual goals that incorporate objective and other measures, and results in cash compensation that is directly linked to individual and corporate performance. Beginning in the fourth quarter of each year, the Board works collaboratively with management to develop a detailed set of overall corporate performance goals tied to the next year’s operating plan. The goals are finalized and internally communicated Company-wide in the first quarter of the applicable year.

The non-equity incentive compensation program is designed to provide incentives to employees in alignment with both our short and long-term business strategies. Generally, the Board establishes goals for the program that it believes can and should be achieved with dedicated and diligent efforts, barring unforeseen circumstances, and which are intended to support achievement of our goals that are publicly communicated to investors and others. Shorter-term quantitative measures, such as annual product sales, are used for the Company’s non-equity incentive compensation program because much of the current value of our business is based on the success of our marketed products. In addition, the Board uses other scientific, business, organizational, and operational measurements, such as our ability to progress our research and development programs, our ability to protect and enhance our intellectual property assets, our financial management, and our ability to grow our business through licensing and acquisitions. Some of these goals may not be measurable using quantitative or other objective criteria, but we consider them critical to our long-term success and the creation of long-term stockholder value.

After the conclusion of each year, the Board evaluates performance against goals, and assigns a performance score based on the weighting originally assigned to these goals and the extent to which goals were achieved. Additional credit may be awarded to recognize extraordinary execution of the goals, such as achievement of a critical milestone significantly ahead of schedule, or to recognize meaningful achievements that may not be reflected in the goals, such as completion of an important product acquisition or other strategic transaction. Our Compensation Committee and Board believe that the ability to award extra credit in this manner is a critical part of our compensation structure. Also, business development opportunities such as acquisitions cannot typically be predicted in advance. The Board and the Compensation Committee believe it is important to be able to recognize, where warranted, the ability of the Company to adapt to changing circumstances and seize significant opportunities that arise.

Corporate Goals

Following is a summary of the 2018 corporate goals established by the Board and used as a basis for awarding 2018 year-end non-equity incentive compensation payouts (listed with their relative weighting). Consistent with the overall purpose of the non-equity incentive compensation program, these goals were chosen by the Board to directly correlate with near and long-term corporate strategy. These goals (as well as certain specific goal parameters associated with the goals) were approved by the Board in the fourth quarter of 2017 and then internally communicated Company-wide in the first quarter of 2018.

Goal	Rationale
•Product development milestones (Inbrija) (60%)

•Progressing our product development programs is an important part of our long-term growth strategy. Because pharmaceutical development is inherently risky and unpredictable, the Board sets goal parameters for our product pipeline tied to critical stages of development, where we have to make complex go/no go decisions based potential cost, probability for success, commercial potential, and other factors. This encourages and rewards the prudent risk-taking that is a necessary part of our business and which we believe is critical to our success. In 2018, our product development goal was focused on advancing our Inbrija development program, including obtaining U.S. Food and Drug Administration approval and preparing for a potential commercial launch, given the importance of this program to the future growth of our business.

•Ampyra, including net sales targeted level (30%)

•Ampyra has been the Company’s most significant marketed product, and has provided substantially all of our net revenues, since its 2010 commercial launch. The cash generated from Ampyra sales has been a critical strategic asset, particularly to support the development and commercial launch of Inbrija. Our 2018 goals recognized the importance of preserving, as best we could, the revenue from this product but took into account the risk of generic competition (which commenced and then accelerated later in the year after we lost an important legal appeal relating to our Ampyra patents).

•Operating expense and cash/cash equivalent targeted levels (10%)

•The Board and the Company are focused on financial management. We strive to be as efficient and cost-effective as possible while making the investments that we think are necessary to operate and grow our business. Financial management was a particular priority in 2018 as we faced the risk of generic competition for Ampyra and sought to build a strong balance sheet as a critical strategic asset to support the development and commercial launch of Inbrija.

Our Board has similarly established corporate goals for our 2019 non-equity incentive compensation program based on Inbrija commercialization (75%), product development (10%), financial management (10%), and Ampyra sales (5%). Consistent with the overall purpose of the non-equity incentive compensation program, the 2019 goals were chosen by the Board to directly correlate with near and long-term corporate strategy. The goals and the specific goal parameters were approved by the Board and then internally communicated Company-wide in the first quarter of 2019.

Individual Goals

Annual goals for each employee (other than Ron Cohen, M.D., our President and Chief Executive Officer) are established on an individual basis in the first quarter of each year (or after they join the Company, if hired mid-year). Individual goals are developed to provide focus on the most important aspects of each employee’s position, including particularly their potential contributions to corporate goals. For each of the Named Executive Officers other than Dr. Cohen, the individual goals are determined by Dr. Cohen in collaboration with the Named Executive Officer.

Under our non-equity incentive compensation program, Dr. Cohen’s payout is based on the corporate performance score and, therefore, he does not have separate individual goals that apply to calculating his payout under the non-equity incentive compensation program. The Board has structured his non-equity incentive compensation program payout in this manner because it believes that Dr. Cohen’s payout under this program should be based on his ability to lead the Company to achieve its corporate goals. The Board does establish personal goals for Dr. Cohen for purposes other than the non-equity incentive compensation program, typically related to his recruitment and/or effective oversight of other senior executives, as well as oversight of key organizational processes.

Non-Equity Incentive Compensation Program Payout Targets

Target payout amounts under the non-equity incentive compensation program are based on a percentage of annual base salaries and are generally set near the target payout amounts within comparable companies, based both on the Company’s own research and the information provided by the Compensation Committee’s outside consultant. Following are the target payout amounts for our Named Executive Officers under this program:

Name	Title	Target Payout Amount (1)	Goals Weighting
Ron Cohen, M.D.	President and CEO	80% of annual base salary	Based on the achievement of corporate goals
David Lawrence	Chief, Business Operations and Principal Accounting Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Burkhard Blank, M.D.	Chief Medical Officer and Head of R&D (2)	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Andrew Hindman	Chief Business Officer (3)	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Jane Wasman	President, International, General Counsel and Corporate Secretary	60% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals

__________________________

(1)

Targets are established using annual base salary as determined in the first quarter of each year. Subsequent changes in salary during the year may result in a prorated adjustment non-equity incentive compensation targets based on the effective date of the adjustment.

(2)	Dr. Blank was appointed to the position of Head of R&D in March 2019, in addition to serving as our Chief Medical Officer since joining the Company in 2016.
(3)

Mr. Hindman became our Chief Business Officer in March 2018. Prior to that, he served as our Chief Business Development Officer since joining the Company in 2014. In March 2019, we announced that Mr. Hindman will be transitioning out of the Company, and that during the transition period, he will continue to work on our business development, including evaluating ex-U.S. commercial partnerships for Inbrija.

Based on the overall corporate performance score determined by the Board and the individual performance level of each executive, non-equity incentive compensation payouts may be above or below target payout amounts. The Compensation Committee and Board do not establish formal threshold, or minimum, payout amounts. As described above, during the first quarter of the following year, the Board, upon recommendation of the Compensation Committee, determines the actual corporate performance score based on achievement of goals used in setting non-equity incentive compensation payout amounts. Payouts for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. The Compensation Committee may approve payouts for those Named Executive Officers or may refer them to the full Board for review. The Compensation Committee recommends a payout for the President and Chief Executive Officer to the full Board for approval. The non-equity incentive compensation payouts are made in the first quarter of the following year.

2018 Performance

In March 2019, the Compensation Committee and the Board determined that corporate performance in light of the 2018 corporate goals, described above, merited a 103% corporate performance score for all of our employees, including our Named Executive Officers. The score was determined as follows:

•

The Company received the full 60% credit allocated to the product development milestones goal, plus an additional 5% extra credit, based on the Company’s 2018 achievements with the Inbrija development program, including: submission of an Inbrija European Union Marketing Authorization Application in March 2018; receipt of first cycle U.S. Food and Drug Administration, or FDA, approval of the Inbrija New Drug Application, or NDA, in December 2018; and completion of steps needed for U.S. commercial launch readiness in manufacturing and marketing. The Compensation Committee and the Board awarded extra credit based on their belief that the Company was successful in its efforts to obtain an FDA-approved Inbrija label that is both consistent with the Inbrija development program clinical data and free of any limitations or warnings that would be expected to materially interfere with the Company’s commercialization plan.

•

The Company received 28% credit out of the total 30% allocated to the Ampyra goal, reflecting extra credit for exceeding the 2018 targeted level for Ampyra net sales, offset by a loss of credit due to the Federal Court of Appeals ruling against the Company by a 2-1 vote in the appeal of the 2017 U.S. District Court decision invalidating certain Ampyra patents.

•

The Company received the full 10% allocated to the operating expense and cash/cash equivalents goal because the Company’s 2018 expenses were below the targeted level and cash/cash equivalents at the end of 2018 were substantially above the targeted level (as reflected in 2018 the year-end balance of approximately $445 million in cash, cash equivalents, and short-term investments).

Non-Equity Incentive Compensation Payouts for 2018

The target payout established for Ron Cohen, M.D., our President and Chief Executive Officer, for 2018 was 80% of annual base salary. Based on this target payout amount and the 103% performance score assigned to the corporate goals as approved by the Compensation Committee and the Board, Dr. Cohen received a 2018 non-equity incentive compensation payout of $655,636, equal to 103% of his 2018 non-equity incentive compensation payout target.

The individual goals set for 2018 for David Lawrence, our Chief, Business Operations and Principal Accounting Officer, related to: compliance with laws, regulations and Company policies; management and development of employees; management of the Company’s corporate finance and financial reporting functions, and oversight of expenses in accordance with the Company’s approved budget; oversight of the Company’s Inbrija backup manufacturing strategy; and oversight of the role of the Company’s program management function in the commercial launch of Inbrija. The target payout established for Mr. Lawrence for 2018 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2018 performance score of 102.5% for Mr. Lawrence. Based on the corporate performance score, his individual performance score, and his payout target, Mr. Lawrence received a 2018 non-equity incentive compensation payout of $207,033, representing approximately 103% of his 2018 non-equity incentive compensation payout target.

The individual goals set for 2018 for Burkhard Blank, M.D., our Chief Medical Officer and Head of R&D, related to: compliance with laws, regulations, and Company policies; management and development of employees; advancement of the Company’s Inbrija product development program, including matters relating to FDA approval of the NDA and commercial launch preparation; and support of matters pertaining to the Company’s earlier-stage product development programs. The target payout established for Dr. Blank for 2018 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2018 performance score of 120% for Dr. Blank. Based on the corporate performance score, his individual performance score, and his payout target, Dr. Blank received a 2018 non-equity incentive compensation payout of $283,609, representing approximately 106% of his 2018 non-equity incentive compensation payout target.

The individual goals set for 2018 for Andrew Hindman, our Chief Business Officer, related to: compliance with laws, regulations, and Company policies; management and development of employees; leadership and implementation of business development strategy; Company leadership team involvement; and oversight of the Company’s alliance management, financial planning, and investor relations functions. The target payout established for Mr. Hindman for 2018 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2018 performance score of 96% for Mr. Hindman. Based on the corporate performance score, his individual performance score, and his payout target, Mr. Hindman received a 2018 non-equity incentive compensation payout of $259,080, representing approximately 102% of his 2018 non-equity incentive compensation payout target.

The individual goals set for 2018 for Jane Wasman, our President, International, General Counsel and Corporate Secretary, related to: compliance with laws, regulations and Company policies; management and development of employees; oversight of the Company’s strategic planning process; provision of counseling and legal support to facilitate corporate goals and business objectives; coordination of intellectual property defense and strategy to optimize commercial and product development strategies and product protection; corporate secretarial responsibilities, including provision of legal support and guidance to the Board on corporate governance, compliance and other matters, and public company reporting and related Securities and Exchange Commission compliance matters; oversight of the FDA’s pre-approval inspections of Inbrija manufacturing facilities; and participation in field calls with field-based employees. The target payout for Ms. Wasman for 2018 non-equity incentive compensation was 60% of annual base salary. The Compensation Committee and the Board approved an individual 2018 performance score of 98.5% for Ms. Wasman. Based on the corporate performance score, her individual performance score, and her payout target, Ms. Wasman received a 2018 non-equity incentive compensation payout of $349,733, representing approximately 102% of her 2018 non-equity incentive compensation payout target.

2018 Special Cash Incentives

In March 2018, the Compensation Committee and the Board approved the granting of special cash incentives. The decision to implement the special cash incentives was made to motivate and reward the Company’s focus on the 2018 priorities that had great potential to drive shareholder value, particularly in light of 2017 setbacks and their impact on compensation. The special cash incentives were contingent on the achievement of the first of either one of the following two milestones, both of which had the potential to generate substantial value for the Company and its stockholders:

•

a successful appeal of the federal District Court decision invalidating certain Ampyra patents, based on a federal Court of Appeals decision that either reverses the District Court decision on, or remands the case back to the District Court, for at least one of the Ampyra patents invalidated by the District Court; or

•	Receipt of first cycle approval from the U.S. Food and Drug Administration, or FDA, of our New Drug Application, or NDA, for Inbrija, without our receipt of a Complete Response Letter.

The FDA granted first cycle approval of our Inbrija NDA on December 21, 2018, resulting in payout of the special cash incentives in January 2019. All of our executive officers, as well as other employees that had participated in our 2017 non-equity incentive compensation plan, were eligible to receive the special cash incentives provided they remained employed through achievement of the milestone in December 2018. The special cash incentive payouts for our named executive officers were 1.5 times their 2018 non-equity incentive compensation program targets, as follows:  Ron Cohen, $954,810; David Lawrence, $294,975; Burkhard Blank, M.D., $399,825; Andrew Hindman, $382,500; and Jane Wasman, $513,810. These special cash incentives are in addition to the Company’s annual non-equity cash incentive program, described above.

Ad Hoc Bonuses and Other Payments

Separate from our annual non-equity incentive compensation program, our Compensation Committee has occasionally awarded individual bonuses or approved other payments on an ad hoc basis to recognize exceptional contributions to the Company’s business and to compensate individuals for assuming additional significant responsibilities.

In October 2018, David Lawrence and Burkhard Blank, M.D., were both awarded $60,000 cash bonuses in recognition of their acceptance of certain responsibilities of Rick Batycky, our former Chief Technology Officer and Site Head, who departed the Company in August 2018. Mr. Lawrence assumed Mr. Batycky’s oversight of certain manufacturing operations, and Dr. Blank assumed Mr. Batycky’s oversight of certain research and development operations. These bonuses were paid in two equal installments to Mr. Lawrence and Dr. Blank in October 2018 and January 2019. Also, in March 2019, both Mr. Lawrence and Dr. Blank were awarded additional cash payments ($45,000 for Mr. Lawrence, $30,000 for Dr. Blank), payable quarterly during 2019, as compensation for their continuing to assume the responsibilities previously assigned to Mr. Batycky. These payments to Mr. Lawrence are in addition to an August 2018 base annual salary adjustment, described above under Base Salary, relating to his assumption of Mr. Batycky’s manufacturing-related responsibilities.

In March 2019, Dr. Blank was awarded a $75,000 cash bonus, as well as Company stock options, discussed below under Equity Awards, to recognize his key role and extraordinary efforts in connection with the Company’s submission of its Inbrija New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA), and receipt of FDA approval of the NDA in December 2018.

Also, the Company operates in a highly competitive environment for the recruitment of qualified senior executives and other employees needed for the continued progress and growth of our business. Accordingly, from time to time, the Compensation Committee approves one-time cash bonus awards to individuals as an incentive to join the Company and in some cases to compensate individuals for lost compensation opportunity from their prior employer. No such new hire bonuses or compensatory awards were awarded to any executive officers in 2018.

Equity Awards: Equity awards are another key component of our pay-for-performance compensation philosophy. The use of equity awards provides our executive officers and other employees with compensation that has a strong link to our long-term performance, creates an ownership culture, and generally aligns the interests of our employees with the interests of our stockholders. Equity awards are currently granted under our 2015 Omnibus Incentive Compensation Plan. Equity awards are typically granted to newly-hired employees and pursuant to our annual equity award program. Our annual equity awards vary from year to year, as further described below. Arnosti Consulting, the Compensation Committee’s outside compensation consultant, assists the Compensation Committee in structuring our equity compensation programs and in developing the equity award guidelines.

To further align executive compensation and the interests of our executives with the goal of maximizing long-term stockholder value, in 2014 our Board adopted Officer and Director Stock Ownership Guidelines. The Stock Ownership Guidelines, which are described in further detail below under Stock Ownership Guidelines, require that our executive officers and directors acquire (and then maintain) ownership of a certain amount of our common stock prior to a specified deadline.

Annual Equity Award Program. The Compensation Committee and the Board make determinations at least annually regarding our equity programs, including the total pool of shares to be authorized for awards, the types of awards to be granted, and the guidelines for individual award amounts. The Compensation Committee and the Board seek to determine whether the complete compensation packages provided to our executive officers, including prior equity awards, are sufficient to retain, motivate and adequately reward them. This determination is based on benchmarking information provided both by the Company and Arnosti Consulting. For Vice Presidents and above, including executive officers, the President and Chief Executive Officer reviews the potential long-term value of existing and potential awards and their ability to encourage retention, engagement and motivation. These judgments also consider our compensation policy, described above, under which we target total compensation to be in the range of the 50th to 75th percentile of our peers. Additionally, in determining the total pool of shares to be authorized for our annual and other awards, as well as the ratio of different awards types to be granted, the Compensation Committee and the Board consider other relevant factors, including the remaining total authorized shares under the applicable equity plan (i.e., our 2015 Omnibus Incentive Compensation Plan), the relative dilutive impact of providing different award types, and equity compensation practices at peer companies.

The Compensation Committee establishes target award amounts for each level within the organization, but individual awards can deviate from these targets provided that aggregate award amounts do not exceed specified pools set by these target award amounts. For example, typically there is a specified pool for all of Dr. Cohen’s executive management team, and a separate specified pool for each department within the organization.

None of our executive officers received any equity awards in March 2018 when annual equity awards were granted to employees pursuant to our annual equity award program, and generally award amounts at all employee levels were reduced in 2018 as compared to 2017 and 2016. As noted above, the Company believes that the equity award program is a key component of the pay-for-performance philosophy, and the equity awards are critical to attracting and retaining talented employees. However, the Compensation Committee determined that the reductions in the award pools were necessary considering the need to carefully manage the use of the share reserve in our 2015 Omnibus Incentive Compensation Plan. Also, the Compensation Committee and the Board made the decision to exclude all of the Company’s executive officers and certain other members of the Company’s senior leadership team from the 2018 annual equity award program. This decision was made to hold the Company’s senior leadership accountable for 2017 performance and to increase the pool of shares that were available for awards to other employees.

At the Company’s 2018 Annual Meeting of Stockholders, we obtained approval of an amendment to the 2015 Omnibus Incentive Compensation Plan to increase the number of shares of our common stock authorized for issuance under that plan. Based on 2018 performance and the increased pool of shares available, our executive officers and other members of senior leadership were included in the 2019 annual equity award program. The equity awards issued to our Named Executive Officers and other executive officers pursuant to our 2019 annual equity award programs are further described below under 2019 Equity Awards.

Combination of Award Types; Award Terms and Conditions; Performance-Based Vesting. A significant portion of our executive officers’ total potential compensation package has historically included equity awards, although, as noted above, our executive officers did not receive 2018 annual equity awards. Our Compensation Committee reviews our compensation programs annually, and as part of that review the Compensation Committee considers equity award types, terms and conditions considering numerous factors, including equity award practices at our peer companies and within our industry generally.

The Compensation Committee believes that the combined use of stock options and restricted stock and/or restricted stock units appropriately balances the goals of paying for performance, aligning management with shareholders, and retaining top-performing and critical employees. The Compensation Committee believes that our equity award program should include stock options because stock options reward an employee only if our stock price increases above the exercise price of the stock option (i.e., market price on the Nasdaq Global Market at the close of business on the grant date). Stock options are therefore an effective method of motivating and incentivizing recipients to manage our Company in a manner that is consistent with the long-term interests of our stockholders. In addition, the Compensation Committee believes that restricted stock awards and/or restricted stock units are another effective tool for motivating, retaining, and incentivizing employees, especially when used in addition to stock options. The stock ownership opportunities afforded by restricted stock awards and/or restricted stock units align the interests of our employees and stockholders even in situations where declines in our stock price (which can be caused by factors unrelated to Company performance) diminish the retentive or incentivizing effects of stock options.

Historically, the awards to our executive officers and other employees have been a mix of stock options and restricted stock-based awards subject to time-based vesting, but commencing in 2016, based on its annual review, the Compensation Committee modified this mix to include both time-based and performance-based vesting awards for our executive officers and other senior employees. Thus far, we have issued performance-based awards in the form of restricted stock units, which represent the right to payment (or settlement) in the form of a share of the Company’s common stock for each restricted stock unit upon achievement of the specified vesting conditions (business milestones).

Our Compensation Committee believes that we should continue to use time-based vesting awards, in combination with performance-based vesting awards, as an important part of our equity compensation program. The business milestones used as vesting conditions for performance awards typically are selected from key goals in our pharmaceutical development programs that we pursue as the core of our long-term business strategy. These programs are inherently unpredictable and risky, and the combined use of these award types enables us to provide balanced incentives and opportunity for up-side potential based on achieving key business goals and increased shareholder value creation.

Approval Process. With respect to stock option grants to our executive officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves stock option grants for those executive officers or recommends them to the full Board for approval. With respect to stock option grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval. Annual stock option grants are typically approved in the first quarter of each year, based primarily on the individual’s anticipated future contributions to the creation of stockholder value, and are typically awarded with a ten year term. The Company does not grant discounted options, nor does it re-price outstanding options. The Company does not backdate or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

Annual restricted stock awards and/or restricted stock units are approved at the same time and pursuant to the same process as the stock option awards. With respect to restricted stock award/restricted stock unit grants to our executive officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. After consideration and possible modifications, the Compensation Committee either approves restricted stock award/restricted stock unit grants for those executive officers or recommends them to the full Board for approval. With respect to restricted stock award/restricted stock unit grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval.

2018 Equity Awards

None of our executive officers received any equity awards pursuant to our 2018 annual equity award program. The Compensation Committee and the Board made the decision to exclude them from the 2018 annual equity award program to hold the Company’s senior leadership accountable for 2017 performance and to increase the pool of shares that were available for stock option awards that were granted to other employees.

2019 Equity Awards

For our 2019 annual equity award program, our executive officers and other senior employees were granted a combination of 20% performance-based vesting restricted stock units (subject to a 12 month minimum vesting requirement), 30% time-based vesting restricted stock awards and 50% time-based vesting options to purchase shares of the Company’s common stock, all as further described below. Other employees (below the level of Senior Director) received time-based restricted stock awards. The following table sets forth the equity awards that were granted to our Named Executive Officers in March 2019:

Name	Title	Time-Based Stock Options	Time-Based Restricted Stock Awards	Performance- Based Restricted Stock Units
Ron Cohen, M.D.	President and CEO	42,715	25,629	17,086
David Lawrence	Chief, Business Operations and Principal Accounting Officer	15,075	9,045	6,030
Burkhard Blank M.D.	Chief Medical Officer and Head of R&D (1)	15,075	9,045	6,030
Andrew Hindman	Chief Business Development Officer (2)	15,075	9,045	6,030
Jane Wasman	President, International, General Counsel and Corporate Secretary	21,355	12,813	8,542

__________________________

(1)	Dr. Blank was appointed to the position of Head of R&D in March 2019, in addition to serving as our Chief Medical Officer since joining the Company in 2016.
(2)

Mr. Hindman became our Chief Business Officer in March 2018. Prior to that, he served as our Chief Business Development Officer since joining the Company in 2014. In March 2019, we announced that Mr. Hindman will be transitioning out of the Company, and that during the transition period, he will continue to work on our business development, including evaluating ex-U.S. commercial partnerships for Inbrija.

The stock options vest quarterly in equal installments over four years beginning on January 1, 2019, have an exercise price per share equal to $13.51, the closing price of our common stock on the Nasdaq Global Market on March 8, 2019 (the grant date), and expire ten years after the grant date.

The restricted stock awards vest in four installments as follows: one-fourth on December 1, 2019, one-fourth on December 1, 2020, one-fourth on December 1, 2021 and one-fourth on December 1, 2022.

The restricted stock units vest in equal installments based upon a determination by the Compensation Committee that the following performance conditions have been achieved, subject to a minimum vesting period of 12 months from the grant date for each installment:

•

one-half vest if the Company completes the buildout of the size 7 spray dryer, or SD7, at the Company’s Chelsea, Massachusetts facility so that the SD7 and facility are U.S. Food and Drug Administration, or FDA, approved; and

•	one-half vest if the Company completes implementation of the secondary Inbrija inhaler supplier so they are FDA approved.

The Compensation Committee and the Board have imposed the minimum 12 month vesting requirement on the performance-based restricted stock units because they believe the minimum vesting period reinforces the purpose of the awards as long-term incentives without impacting the long-term economic value being offered to employees.

In March 2019, the Board approved the grant of 15,000 stock options to Dr. Blank, separate from the 2019 annual equity award program. These options, which vest in full on the first anniversary of the grant date, were awarded to Dr. Blank to recognize his key role and extraordinary efforts in connection with the Company’s submission of its Inbrija New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA), and receipt of FDA approval of the NDA in December 2018.

In March 2019, we announced that Mr. Hindman will be transitioning out of the Company, and that during the transition period, he will continue to work on our business development, including evaluating ex-U.S. commercial partnerships for Inbrija. In consideration of and as incentive for Mr. Hindman’s transition assistance in support of the Company’s business, in March 2019 the Compensation Committee authorized the modification of the terms and conditions of Mr. Hindman’s stock options, such that stock options outstanding and vested on his termination date will be exercisable up to and including the first anniversary of his termination date.

Stock Ownership Guidelines

Our Board of Directors has adopted Officer and Director Stock Ownership Guidelines. The purpose of the Guidelines is to encourage ownership of the Company’s common stock, promote the alignment of the long-term interests of the Company’s executive officers and directors with the long-term interests of the Company’s stockholders, and to further promote our commitment to sound corporate governance. The Guidelines are applicable to our executive officers, such other executives as may be designated by our Chief Executive Officer, and our non-management directors. The Compensation Committee is responsible for administering the Guidelines.

Under the Guidelines, covered officers and directors must acquire ownership of target common stock ownership levels by the end of the applicable compliance period. The target common stock ownership levels are specified as shares of our common stock with a value equal to a multiple of annual base salary, in the case of officers, and a multiple of the annual base cash retainer, in the case of non-management directors, as follows:

•	Four times (4x) annual base salary for the President and Chief Executive Officer
•	Two times (2x) annual base salary for each other executive officer covered by the Guidelines
•	Three times (3x) annual base cash retainer for non-management directors

The Guidelines provide for evaluation of stock ownership as of the end of each calendar year, and specify the use of a 60 trading day average of our common stock price to mitigate the impact of stock volatility. Owned shares as well as vested stock and option awards are counted towards meeting the Guidelines. Individuals covered by the Guidelines are expected to achieve their target ownership level by the calendar year end that is closest to the fifth anniversary of their becoming subject to the Guidelines, unless a hardship exemption is granted based on applicable circumstances. A covered individual that does not achieve his or her target ownership level by the end of their compliance period, subject to any hardship exemption, is expressly restricted from disposing of any shares resulting from vested equity awards, net of any shares used to cover taxes or stock option exercise price, until they achieve compliance, and may be subject to other remedial measures as the Committee may determine.

In March 2019, the Board of Directors determined to provide a hardship exemption under the Guidelines for all individuals with a compliance deadline prior to December 31, 2020, extending the deadline for those individuals to that date. The Board made this decision after considering the market price of the Company’s common stock at the end of 2018, which had declined to levels not anticipated when the Guidelines were adopted, and the then-pending commercial launch of Inbrija. Under these circumstances, the Board concluded that it was appropriate to implement a fixed-term hardship exemption to the end of 2020 to account for the unanticipated decline in the Company’s stock price and considering the recent commercial launch of Inbrija.

Clawback Policy

Our Board of Directors has adopted a Clawback Policy. The policy provides that certain incentive compensation is recoverable from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. The policy is applicable to incentive compensation awarded at the time of or after adoption of the policy in 2014.

If the Clawback Policy is triggered in relation to any executive officer, the executive officer must repay the Company (and the Company may cancel equity awards representing) all or a portion of the excess incentive compensation for the affected periods (on an after-tax basis) as determined by the Compensation Committee. The excess incentive compensation is the amount by which incentive compensation actually paid, awarded, or vested for the relevant periods exceeds what would have been paid, awarded or vested based on the restated financial results for those periods. In making its determination regarding the amount of incentive compensation that must be repaid, the Compensation Committee may take factors into account that it considers relevant, including the extent to which the executive officer was involved in the misconduct that led to the restatement; the extent to which the incentive compensation was paid, awarded or vested based on consideration of financial targets or goals but not on an objective, formulaic basis; and any gain that the executive officer may have realized from the sale of shares issued as incentive compensation.

In addition, if and when the Securities and Exchange Commission adopts implementing regulations under Section 954, “Recovery of Erroneously Awarded Compensation,” under The Dodd-Frank Wall Street Reform and Consumer Protection Act, we anticipate that our Board will review and amend the Clawback Policy, as may be necessary, to comply with such implementing regulations.

The provisions of our Clawback Policy are in addition to the existing compensation reimbursement provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which are applicable to our chief executive officer and chief financial officer.

Insider Trading Policy and Anti-Hedging

We have an Insider Trading Policy that has been adopted in light of restrictions under applicable securities laws. This policy prohibits trades in our common stock that would violate these laws, and it also imposes other restrictions such as blackout periods and prior notification and/or clearance requirements intended to protect against inadvertent violations of these laws. This policy also prohibits officers, directors, and their family members from engaging in any short sales of our common stock or any purchases or sales of puts or calls for speculative purposes. We and our Board intend to review our Insider Trading Policy in 2019 in light of regulations adopted by the Securities and Exchange Commission under Section 955, “Disclosure Regarding Employee and Director Hedging,” under The Dodd-Frank Wall Street Reform and Consumer Protection Act.

Tax and Accounting Considerations

We have structured our compensation program to comply with Internal Revenue Code Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

The Company calculates the accounting cost of equity-based long-term incentive awards under Accounting Standards Codification (ASC) Topic 718. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period. Consistent with SEC regulations, the aggregate grant date fair value for all stock awards or option awards granted during the applicable years to our Named Executive Officers is presented in the Summary Compensation Table.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned in 2017 by our Chief Executive Officer, Chief, Business Operations and Principal Accounting Officer, and each of the three other most highly paid executive officers during the year ended December 31, 2018. We refer to the officers listed in the table below collectively as our “Named Executive Officers.”

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)
Ron Cohen, M.D.	2018	$795,675		$—		$—	$—	$1,610,446	(10)	$8,250		$2,414,371
President and Chief	2017	791,813		—		821,503	395,718	—	(11)	7,950		2,016,984
Executive Officer	2016	772,500		—		1,046,501	1,043,884	562,380	(12)	7,950		3,433,215
David Lawrence	2018	402,342		60,000	(5)	—	—	502,008	(10)	8,250		972,600
Chief, Business Operations	2017	391,083		50,000	(6)	302,225	145,582	102,651	(11)	7,950		999,491
and Principal Accounting Officer	2016	366,054		75,000	(7)	369,334	368,411	174,046	(12)	7,950		1,360,795
Burkhard Blank, M.D.	2018	533,100		60,000	(5)	—	—	683,434	(10)	63,602	(13)	1,340,136
Chief Medical Officer	2017	531,750		—		288,488	515,659	130,610	(11)	61,883	(13)	1,528,390
and Head of R&D	2016	835,500	(4)	—		1,299,500	1,133,424	245,175	(12)	11,559	(13)	3,525,158
Andrew Hindman	2018	504,167		—		—	—	641,580	(10)	8,250		1,153,997
Chief Business Officer	2017	463,950		50,000	(6)	315,963	641,903	125,543	(11)	7,950		1,605,309
	2016	408,700		95,000	(8)	408,027	688,628	196,176	(12)	7,950		1,804,481
Jane Wasman	2018	570,900		—		—	—	863,543	(10)	8,250		1,442,693
President, International, General Counsel	2017	568,267		—		343,438	165,434	172,640	(11)	7,950		1,257,729
and Corporate Secretary	2016	555,100		25,000	(9)	459,296	627,121	312,077	(12)	7,950		1,986,544

__________________________

(1)

Represents the aggregate grant date fair value for all stock awards (including restricted stock units) or option awards granted during the years shown, in accordance with ASC Topic 718. The method and assumptions used to calculate the value of the stock awards and option awards granted to our Named Executive Officers are discussed in Note 9 to our audited consolidated financial statements in our 2018 annual report on Form 10-K. None of our executive officers received any equity awards in March 2018 when annual equity awards were granted to employees pursuant to our annual equity award program. The Compensation Committee and the Board made the decision to exclude them from the 2018 annual equity award program to hold the Company’s senior leadership accountable for 2017 performance and to increase the pool of shares that were available for stock option awards that were granted to other employees. Included in the 2017 values are the values of certain performance-based restricted stock units (RSUs) granted in 2017 that were awarded subject to vesting based on achievement of performance goals. One-third of these awards would have vested if the Phase 3 clinical trial of tozadenant previously being conducted by the Company and its subsidiaries, referred to as study CL-05, achieved its primary endpoint as specified in the protocol for such study. However, vesting of these RSUs became impossible when we terminated this program in November 2017. The RSUs that would have vested based on this performance goal were accordingly terminated by the Compensation Committee in March 2018. The value for the terminated RSUs included in 2017 compensation are as follows:  Dr. Cohen ($164,301); Mr. Lawrence ($60,445); Dr. Blank ($57,698); Mr. Hindman ($63,193); and Ms. Wasman ($68,688).

(2)

Variable annual year-end cash payouts to our Named Executive Officers under our non-equity incentive compensation plan, as well as 2018 special cash incentives, are set forth under the caption “Non-Equity Incentive Plan Compensation.” Other payments such as sign-on bonuses and one-time service awards for exceptional contributions to the Company or as compensation for assumption of additional responsibilities are listed separately under the caption “Bonus.”

(3)

Unless otherwise indicated, represents the employer 401(k) matching contribution to employee deferrals. For each dollar an employee invests up to 6% of his or her earnings, the Company contributes an additional 50 cents into the funds, subject to IRS annual limits.

(4)

Includes $573,000 of consulting fees paid in 2016 to Dr. Blank while he was a consultant to the Company for the period January 1, 2016 through June 30, 2016 and $262,500 of base salary paid to Dr. Blank as an executive officer of the Company for the period July 1, 2017 through December 31, 2016.

(5)

Includes bonuses of $60,000 that were awarded in October 2018 to each of Mr. Lawrence and Dr. Blank, respectively, payable in two equal installments in October 2018 and January 2019. The bonuses were awarded in recognition of their acceptance of certain responsibilities of Rick Batycky, our former Chief Technology Officer and Site Head, who departed the Company in August 2018. Mr. Lawrence assumed Mr. Batycky’s oversight of certain manufacturing operations, and Dr. Blank assumed Mr. Batycky’s oversight of certain research and development operations.

(6)

Includes bonuses of $50,000 that were awarded in March 2017 to each of Mr. Lawrence and Mr. Hindman, respectively, payable in four equal quarterly installments. The bonuses were awarded in light of the fact that, at the time of the awards, the Company had not hired a new Chief Financial Officer to replace Michael Rogers, our former Chief Financial Officer, and accordingly Mr. Lawrence and Mr. Hindman had continued to assume responsibilities previously assigned to Mr. Rogers.

(7)

Includes a one-time award of $10,000 paid to Mr. Lawrence in recognition of 15 years of service to the Company. Also includes a $65,000 bonus paid in March 2017 to recognize the additional financial accounting and reporting responsibilities Mr. Lawrence assumed in 2016.

(8)

Includes a $25,000 bonus paid in 2016 in recognition of Mr. Hindman’s extraordinary efforts in supporting the Company’s successful acquisition of and ongoing integration of Biotie Therapies. Also includes a $70,000 bonus paid in equal installments each pay period from November 1, 2016 through March 31, 2017 to recognize the additional financial planning and investor relations responsibilities Mr. Hindman assumed in 2016.

(9)	$25,000 bonus paid in 2016 in recognition of Ms. Wasman’s extraordinary efforts in supporting the Company’s successful acquisition of Biotie Therapies.
(10)

Includes 2018 non-equity incentive compensation payments in March 2019 of: $655,636 for Dr. Cohen; $207,033 for Mr. Lawrence; $283,609 for Dr. Blank; $259,080 for Mr. Hindman; and $349,733 for Ms. Wasman. Also includes 2018 special cash incentive payments in January 2019 of: $954,810 for Dr. Cohen; $294,975 for Mr. Lawrence; $399,825 for Dr. Blank; $382,500 for Mr. Hindman; and $513,810 for Ms. Wasman. The 2018 non-equity incentive compensation program and 2018 special cash incentives are described above in the Compensation Discussion and Analysis section of this Proxy Statement.

(11)

2017 non-equity incentive compensation payments in March 2018. As reflected in the table, Dr. Cohen did not receive any payment under our 2017 non-equity incentive compensation program. The Compensation Committee and Board of Directors determined that no payment should be made to Dr. Cohen under our 2017 non-equity incentive compensation program in light of the substantial level of Company underperformance during 2017. This decision to hold Dr. Cohen accountable did not reflect any change in the Compensation Committee’s and the Board’s full support of Dr. Cohen’s leadership of the Company.

(12)	2016 non-equity incentive compensation payments in March 2017.
(13)

Represents employer 401(k) matching contributions as discussed in Note 19 to our audited consolidated financial statements in our 2018 annual report on Form 10-K in the amounts of $8,250 for 2018, $6,291 for 2017 and $7,950 for 2016, as well as relocation-related expenses in the amounts of $55,352 (including $22,141 in tax gross-up) for 2018, $55,592 for 2017 and $3,609 for 2016.

Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2018, the principal executive officer of Acorda was our President and Chief Executive Officer, Dr. Ron Cohen. For 2018, the annual total compensation of Dr. Cohen was $2,414,371 and the annual total compensation of our median employee was $202,725, resulting in a pay ratio of approximately 12:1. The median employee used for this determination is the same median employee that we identified for calculating the 2017 pay ratio, as described below. We determined that it was appropriate to use the previously-identified median employee because there have not been any significant changes in our employee population or employee compensation arrangements that we believe would significantly affect the determination of the median employee for purposes of the pay ratio disclosure.

We identified the median employee in 2017 by (i) aggregating for each applicable employee, as of December 31, 2017, (A) annual base pay as reported in Form W-2 for permanent employees (or hourly rate multiplied by 2017 annual work schedule, for hourly employees), (B) overtime received during 2017, (C) the bonus or commissions awarded for 2017 performance, and (D) the estimated grant date fair value for all employee equity grants in 2017, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of Acorda, excluding Dr. Cohen.

For purposes of identifying the median employee, all individuals employed in Finland in 2017, totaling three individuals, were excluded from the 2017 employee population. Applying this de minimis exception, on December 31, 2017, we had 480 U.S. employees and 0 non-U.S. employees. Irrespective of the de minimis exemption, on this same date we had 480 U.S. employees and 3 non-U.S. employees.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Award Information for the Year Ended December 31, 2018

The following table sets forth information regarding plan-based awards to our Named Executive Officers in 2018.

2018 Grants of Plan-Based Awards Table

									Grant
									Date
						Stock	Option	Exercise	Fair
						Awards:	Awards:	or	Value
			Estimated future payouts			Number of	Number of	Base	of Stock
			under non-equity incentive			Shares of	Securities	Price	and
			plan awards			Stock or	Underlying	of Option	Option
	Grant		Threshold	Target	Maximum	Units	Options	Awards	Awards
Name and Principal Position	Date		($)	($)	($)	(#)	(#)	($/Sh)	($)
Ron Cohen, M.D.	1/24/2018	(2)	N/A	$636,540	N/A	—	—	—	—
President and Chief Executive Officer (1)	3/14/2018	(3)	N/A	954,810	N/A	—	—	—	—

David Lawrence	1/24/2018	(2)	N/A	201,198	N/A	—	—	—	—
Chief, Business Operations and Principal Accounting Officer (1)	3/14/2018	(3)	N/A	294,975	N/A	—	—	—	—

Burkhard Blank, M.D.	1/24/2018	(2)	N/A	266,550	N/A	—	—	—	—
Chief Medical Officer and Head of R&D (1)	3/14/2018	(3)	N/A	399,825	N/A	—	—	—	—

Andrew Hindman	1/24/2018	(2)	N/A	255,000	N/A	—	—	—	—
Chief Business Officer (1)	3/14/2018	(3)	N/A	382,500	N/A	—	—	—	—

Jane Wasman	1/24/2018	(2)	N/A	342,540	N/A	—	—	—	—
President, International, General Counsel and Corporate Secretary (1)	3/14/2018	(3)	N/A	513,810	N/A	—	—	—	—

__________________________

(1)

None of our executive officers received any equity awards in March 2018 when annual equity awards were granted to employees pursuant to our annual equity award program. The Compensation Committee and the Board made this decision to hold the Company’s senior leadership accountable for 2017 performance and to increase the pool of shares that were available for stock option awards that were granted to other employees.

(2)

Target payout amounts listed in the table represent target payouts under our non-equity incentive compensation program, which is described above in the Compensation Discussion and Analysis section of this Proxy Statement, under the heading Non-Equity Incentive Compensation Program. The corporate goals and the specific goal parameters for the 2018 non-equity incentive compensation program were approved by our Board of Directors in the fourth quarter of 2017 and then internally communicated Company-wide in the first quarter of 2018. The target payout amount listed for each Named Executive Officer is based on a specified target percentage for each such Named Executive Officer, multiplied by the actual base salary during 2018. Actual payouts under this program can be greater than, equal to, or less than the target payout amount, based on corporate and individual performance. The Compensation Discussion and Analysis section of this report includes the actual payouts for 2018 and a description of how these payouts were determined.

(3)

In March 2018, the Compensation Committee and the Board approved the granting of special cash incentives that were contingent on the achievement of one of two specified milestones, as described above in the Compensation Discussion and Analysis section of this Proxy Statement, under the heading 2018 Special Cash Incentives. Target payout amounts listed represent the specific amounts for each of the Named Executive Officers upon milestone achievement, as approved in March 2018. These special cash incentives were in addition to the Company’s annual non-equity cash incentive compensation program.

The following table provides information regarding each unvested awards and unexercised stock option held by each of our Named Executive Officers as of December 31, 2018.

Outstanding Equity Awards at December 31, 2018

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Ron Cohen, M.D.	62,500	—		20.59	3/2/2019	5,980	(2)	$93,168
President and Chief Executive	100,000	—		34.20	3/31/2020	5,980	(3)	93,168
Officer	133,333	—		31.61	6/9/2020	—		—
	131,250	—		22.06	3/3/2021	—		—
	112,500	—		26.35	3/15/2022	—		—
	127,500	—		30.46	3/6/2023	—		—
	100,789	—		39.38	3/5/2024	—		—
	88,125	5,875	(1)	35.74	3/4/2025	—		—
	47,248	21,478	(1)	35.53	3/2/2026	—		—
	13,081	16,819	(1)	27.48	3/1/2027	—		—

David Lawrence	27,500	—		34.20	3/31/2020	2,200	(2)	34,276
Chief, Business Operations	37,500	—		22.06	3/3/2021	2,200	(3)	34,276
and Principal Accounting	33,000	—		26.35	3/15/2022	—		—
Officer	34,527	—		30.46	3/6/2023	—		—
	34,000	—		39.38	3/5/2024	—		—
	29,603	1,974	(1)	35.74	3/4/2025	—		—
	16,676	7,579	(1)	35.53	3/2/2026	—		—
	4,812	6,188	(1)	27.48	3/1/2027	—		—

Burkhard Blank, M.D.	56,250	43,750	(4)	25.99	7/1/2026	10,000	(6)	155,800
Chief Medical Officer	4,593	5,907	(1)	27.48	3/1/2027	5,000	(7)	77,900
and Head of R&D	6,250	12,500	(5)	16.50	5/1/2027	2,100	(2)	32,718
	—	—		—	—	2,100	(3)	32,718

Andrew Hindman	138,840	—		30.35	5/13/2024	2,300	(2)	35,834
Chief Business Officer	27,768	—		30.35	5/13/2024	2,300	(3)	35,834
	25,000	—		41.07	12/29/2024	—		—
	22,392	1,493	(1)	35.74	3/4/2025	—		—
	18,422	8,374	(1)	35.53	3/2/2026	—		—
	12,500	12,500	(8)	26.40	5/11/2026	—		—
	5,031	6,469	(1)	27.48	3/1/2027	—		—
	48,750	16,250	(5)	16.50	5/1/2027	—		—

Jane Wasman	37,500	—		20.59	3/2/2019	2,500	(2)	38,950
President, International, General Counsel	40,000	—		34.20	3/31/2020	2,500	(3)	38,950
and Corporate Secretary	56,250	—		22.06	3/3/2021	—		—
	52,200	—		26.35	3/15/2022	—		—
	50,000	—		26.46	10/3/2022	—		—
	63,793	—		30.46	3/6/2023	—		—
	46,750	—		39.38	3/5/2024
	10,000	—		41.07	12/29/2024
	38,616	2,575	(1)	35.74	3/4/2025
	10,000	—		31.37	8/25/2025	—		—
	20,737	9,426	(1)	35.53	3/2/2026	—		—
	7,500	7,500	(8)	26.40	5/11/2026
	5,468	7,032	(1)	27.48	3/1/2027	—		—

__________________________

(1)

These stock options represent the unvested portion of awards that were granted pursuant to our annual equity award programs subject to vesting in equal quarterly installments over four years from the specified vesting commencement dates. The vesting commencement dates of such options are as follows: Dr. Cohen, January 1, 2015, January 1, 2016 and January 1, 2017, respectively; Mr. Lawrence, January 1, 2015, January 1, 2016, and January 1, 2017, respectively; Dr. Blank, January 1, 2017; Mr. Hindman, January 1, 2015, January 1, 2016, and January 1, 2017, respectively; Ms. Wasman, January 1, 2015, January 1, 2016, and January 1, 2017, respectively.

(2)

These shares represent the portion of restricted stock unit (RSU) awards that were granted pursuant to our annual equity award programs and which vested in December 2018 based on the achievement of a specified milestone relating to the Company’s receipt of approval from the U.S. Food and Drug Administration of its New Drug Application for Inbrija. Under the terms of the awards, settlement of the awards, in the form of issuance of shares of our common stock, was deferred until February 2019 based on securities laws considerations. Because the awards vested in 2018, but settlement was deferred until 2019, they appear both in this table and also in the 2018 Option Exercises and Stock Vested table for the relevant Named Executive Officers.

(3)

These shares represent the unvested portion of restricted stock awards granted pursuant to our annual equity award programs subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2017, December 1, 2018, December 1, 2019, and December 1, 2020.

(4)

These stock options represent the unvested portion of an award that was granted to Dr. Blank in connection with the commencement of his employment with the Company subject to vesting over a four-year period as follows: 25% on July 1, 2017, and then in equal quarterly installments over the three years thereafter.

(5)

These stock options represent the unvested portion of awards that were granted to Dr. Blank and Mr. Hindman in May 2017 separate from our annual equity award program. These additional stock options were granted by the Compensation Committee to Dr. Blank and Mr. Hindman based on the recommendation of Arnosti Consulting. Arnosti Consulting made this recommendation based on an analysis of proxy data for executives at peer companies with similar qualifications and responsibilities comparable to those of Dr. Blank and Mr. Hindman. The stock options vest in installments over two years from the grant date (25% after six months, with the balance vesting in equal quarterly installments thereafter).

(6)

These shares represent the unvested portion of a restricted stock award granted to Dr. Blank in connection with the commencement of his employment with the Company subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2016, December 1, 2017, December 1, 2018, and December 1, 2019.

(7)

These shares represent the unvested portion of a restricted stock award granted to Dr. Blank in connection with the commencement of his employment with the Company subject to vesting over a two-year period as follows: 50% on July 1, 2018 and 50% on July 1, 2019.

(8)

These stock options represent the unvested portion of awards that were granted to Mr. Hindman and Ms. Wasman in recognition of the extraordinary efforts in supporting the Company’s successful acquisition of Biotie Therapies. These stock options vest over three years as follows: 20% on May 11, 2017, 30% vest on May 11, 2018 and 50% on May 11, 2019.

The following table provides information on option exercises with respect to our common stock in 2018 by each of the Named Executive Officers.

2018 Option Exercises and Stock Vested

	Option Awards			Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Ron Cohen, M.D.	62,500	(1)	383,750	4,250		$86,828
President and Chief Executive Officer				2,990		61,086
				14,727		377,748
				5,980		121,274
				5,980	(3)	77,381

David Lawrence	56,000	(2)	430,834	1,393		28,459
Chief, Business Operations				1,100		22,473
and Principal Accounting Officer				5,197		133,303
				2,200		44,616
				2,200	(3)	28,468

Burkhard Blank, M.D.	31,250		230,285	10,000		204,300
Chief Medical Officer				1,050		21,452
and Head of R&D				5,000		143,500
				2,100		42,588
				2,100	(3)	27,174

Andrew Hindman	—		—	1,053		21,513
Chief Business Officer				1,150		23,495
				11,570		281,730
				5,742		147,282
				2,300		46,644
				2,300	(3)	29,762

Jane Wasman	37,500	(1)	286,775	1,817		37,121
President, International, General Counsel				1,250		25,538
and Corporate Secretary				6,463		165,776
				2,500		50,700
				2,500	(3)	32,350

__________________________

(1)	Dr. Cohen’s and Ms. Wasman’s exercised option awards, as reflected in the table, were scheduled to expire in March 2018.
(2)	Mr. Lawrence’s exercised option awards, as reflected in the table, included an award of 31,000 shares that was scheduled to expire in March 2018.
(3)

These shares represent the portion of restricted stock unit (RSU) awards that vested in December 2018 based on the achievement of a specified milestone relating to the Company’s receipt of approval from the U.S. Food and Drug Administration of its New Drug Application for Inbrija. Under the terms of the awards, settlement of the awards, in the form of issuance of shares of our common stock, was deferred until February 2019 based on securities laws considerations. Because the awards vested in 2018, but settlement was deferred until 2019, they appear both in this table and also in the Outstanding Equity Awards at December 31, 2018 table for the relevant Named Executive Officers.

Named Executive Officer Employment Agreements

We have entered into employment agreements and arrangements with our Named Executive Officers, the terms of which are summarized below.

Ron Cohen, M.D. – President and Chief Executive Officer. We have a 2002 employment agreement with Ron Cohen, M.D., President and Chief Executive Officer, most recently amended in 2011, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Cohen is paid an annual base salary that is subject to annual review by the Board. Dr. Cohen’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards, and/or restricted stock awards in an amount approved by the Board based on Dr. Cohen’s individual performance and the achievement of our goals and objectives. Current salary and target bonus information for Dr. Cohen payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Cohen’s employment agreement expires on January 1, 2020, but the agreement automatically renews for successive one-year terms unless either we or Dr. Cohen give written notice of non-renewal at least 60 days prior to the expiration date of the then-current term. Dr. Cohen’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

David Lawrence – Chief, Business Operations and Principal Accounting Officer. We have a 2005 employment agreement with David Lawrence, Chief, Business Operations and Principal Accounting Officer, most recently amended in 2011, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Mr. Lawrence is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Mr. Lawrence’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Mr. Lawrence payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Mr. Lawrence’s employment agreement expires on December 19, 2019, but the agreement automatically renews for successive one year terms unless we or Mr. Lawrence provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Mr. Lawrence’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Burkhard Blank, M.D. – Chief Medical Officer and Head of R&D. Burkhard Blank, M.D., commenced employment with us as our Chief Medical Officer on July 1, 2016, and he was also appointed as our Head of R&D in March 2019. Dr. Blank was offered employment pursuant to a letter dated June 9, 2016. As specified in the offer letter, upon commencement of his employment, Dr. Blank was granted an option to purchase 100,000 shares of the Company’s common stock, vesting over a four year employment period, and 40,000 restricted shares of Company common stock, vesting in four equal installments on December 31, 2016 and each of the three subsequent anniversaries of that date subject to continuing employment. Also under the offer letter, upon commencement of his employment, Dr. Blank was granted 10,000 restricted shares of Company common stock, vesting in two equal installments on July 1, 2018 and July 1, 2019, subject to continuing employment. To facilitate Dr. Blank’s original relocation from Massachusetts to our Ardsley, New York headquarters, we also agreed to reimburse him for his New York housing costs as well as expenses incurred travelling to and from the residence he continued to maintain in Massachusetts. However, these relocation-related reimbursements have been inapplicable since September 2018, when Dr. Blank transferred from our Ardsley headquarters to our Waltham, Massachusetts offices.

We entered into an employment agreement with Dr. Blank in 2016 in connection with his employment that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Blank is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Dr. Blank payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Blank’s employment agreement expires on July 1, 2019, but it automatically renews for successive one year terms unless either we or Dr. Blank provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Dr. Blank’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Andrew Hindman – Chief Business Officer. We have a 2014 employment agreement with Andrew Hindman, Chief Business Officer, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Mr. Hindman is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Mr. Hindman payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Mr. Hindman’s employment agreement expires on May 13, 2019, but the agreement automatically renews for successive one year terms unless either we or Mr. Hindman provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. In March 2019, we announced that Mr. Hindman will be transitioning out of the Company, and that during the transition period, he will continue to work on our business development, including evaluating ex-U.S. commercial partnerships for Inbrija. Mr. Hindman’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Jane Wasman – President, International, General Counsel and Corporate Secretary. We have a 2005 employment agreement with Jane Wasman, President, International, General Counsel and Corporate Secretary, most recently amended in 2011, that governs the terms and conditions of her employment. Pursuant to her employment agreement, Ms. Wasman is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Ms. Wasman’s agreement also provides that she is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on her individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Ms. Wasman payable under her employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Ms. Wasman’s employment agreement expires on December 19, 2019, but the agreement automatically renews for successive one year terms unless we or Ms. Wasman provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Ms. Wasman’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Named Executive Officer Severance Agreements

The employment agreements with Ron Cohen, M.D., David Lawrence, Burkhard Blank, M.D., Andrew Hindman, and Jane Wasman, described above under Named Executive Officer Employment Agreements, provide for severance payments and other benefits if their employment is terminated under circumstances specified in those agreements. Some of the benefits are greater if termination occurs after a “change in control” of Acorda, as defined in those agreements. The severance and change in control provisions of these agreements are described below.

Ron Cohen, M.D. – Chief Executive Officer. Dr. Cohen’s employment agreement provides for severance payments and other benefits if his employment is terminated under circumstances specified in the agreement. Pursuant to Dr. Cohen’s employment agreement, if we terminate his employment without cause, or if Dr. Cohen voluntarily terminates his employment for good reason, among other things:

•

We are obligated to make a severance payment to Dr. Cohen equal to his annual base salary for a 24 month severance period and to make COBRA premium payments for Dr. Cohen and his spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan).

•

We are obligated to pay Dr. Cohen a bonus equal to the last annual bonus he received, prorated based on the number of days in the calendar year elapsed as of the termination date. If the termination occurs following a “change in control” (as defined in the employment agreement), the bonus is increased to an amount equal to two (2) times the larger of (i) the last annual bonus he received, and (ii) his target annual bonus for the calendar year in which the termination occurs.

•	The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment.
•

All of his options, stock appreciation rights awards, and restricted stock awards would become immediately vested, and his vested options and stock appreciation rights awards would remain exercisable for 48 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

If Dr. Cohen’s employment terminates for death or disability (as defined in his employment agreement), we are obligated to pay his base salary for three months and his COBRA premiums for Dr. Cohen and his spouse and dependents for the COBRA coverage period. The three month salary amount would be paid, in case of death, within thirty days after death and, in case of disability, in a lump sum in the seventh month after termination. In either such event, 65% of his unvested stock options, stock appreciation rights awards, and restricted stock awards will become immediately vested, and his vested options and stock appreciation rights awards will remain exercisable for 48 months following such termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Upon the occurrence of a “change in control” (as defined in Dr. Cohen’s employment agreement), not less than 65% of his outstanding and unvested stock options will become immediately vested. If Dr. Cohen voluntarily terminates his employment without good reason following a change in control: we are obligated to make severance payments equal to 12 months’ annual base salary and COBRA premium payments for Dr. Cohen and his spouse and dependents for the severance period (unless coverage is obtained under another employer’s health plan); he is entitled to receive a bonus equal to the last annual bonus he received, prorated based on the number of days in the calendar year elapsed as of the termination date; and 65% of his unvested stock option and restricted stock awards will become immediately vested. The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment. All vested options and stock appreciation rights will remain exercisable for 48 months following termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Under Dr. Cohen’s employment agreement, “cause” is defined to include specified acts of malfeasance committed by Dr. Cohen, but only after our Board of Directors has notified him of the malfeasance and he is given an opportunity to cure the particular situation, if cure is possible. These acts include gross negligence, willful misconduct or fraud, in connection with performance of his duties to the Company; material breach of his employment agreement; or commission of an unlawful act that would have a material adverse effect on his performance of his duties or our reputation. “Good reason” is defined to include specified adverse changes in circumstances involving Dr. Cohen’s employment, but only after he has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities, a change that results in Dr. Cohen no longer reporting to the Board of Directors, a material change in work location, and our material breach of Dr. Cohen’s employment agreement.

During the term of his employment agreement Dr. Cohen is subject to non-competition, non-solicitation and confidentiality covenants specified in the agreement, and following his termination of employment, Dr. Cohen will remain subject to these covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

Other Named Executive Officers. Mr. Lawrence, Dr. Blank’s, Mr. Hindman’s and Ms. Wasman’s employment agreements provide for severance payments and other benefits if their employment is terminated by us without cause or they terminate their employment for good reason, as the relevant terms are defined in the employment agreements. The severance provisions of these agreements are described below.

Under the employment agreements with Mr. Lawrence, Dr. Blank, Mr. Hindman, and Ms. Wasman, if we terminate their employment without cause, or if one of them voluntarily terminates his or her employment with good reason (as the relevant terms are defined in their agreements), among other things:

•

We are obligated to make severance payments to the terminated officer equal to his or her base salary for a 12 month severance period (subject to earlier termination on the date on which the officer obtains other, comparable employment). We are also obligated to make COBRA premium payments for the officer and his or her spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan). The salary continuation severance payments would be paid at the time of the Company’s standard payroll during the severance period, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law.

•

We are obligated to pay a bonus to the terminated officer equal to the officer’s target cash bonus for the year of termination, prorated based on the number of days in the calendar year elapsed as of the termination date. The bonus would be paid in the month following the month of termination of employment.

•

All options and stock appreciation rights awards that have vested as of the termination date shall remain exercisable for 90 days following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

If Mr. Lawrence, Dr. Blank, Mr. Hindman, or Ms. Wasman voluntarily terminates his or her employment with good reason or if we terminate his or her employment without cause within 18 months after a change in control (as the relevant terms are defined in their employment agreements), among other things:

•

We are obligated to make a severance payment to the officer equal to his or her base salary for a 24 month severance period. We are also obligated to make COBRA premium payments for the officer and his or her spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan). The severance payment would be paid in a lump sum in the month after termination, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law. The officer would be entitled to the severance without regard to any subsequent employment.

•	We are obligated to pay a bonus equal to two (2) times the officer’s target bonus for the year of termination. The bonus would be paid in the month following the month of termination of employment.
•

Upon termination of employment, not less than 50% of the unvested stock awards held by Mr. Lawrence and Ms. Wasman, and all of the unvested stock awards held by Dr. Blank and Mr. Hindman, will become immediately vested (see further discussion below under Removal of “Single Trigger” Provision from Employment Agreement Form). All options that have vested as of the termination date shall remain exercisable for 18 months following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Under our agreements with Mr. Lawrence, Dr. Blank, Mr. Hindman, and Ms. Wasman, in the case of any termination by us without cause or by the officer for good reason covered by those agreements, we are obligated to pay salary earned but not paid through the date of termination, vacation and sick leave days that have accrued through the date of termination, and reimbursable business expenses incurred through the date of termination.

Under our agreements with Mr. Lawrence, Dr. Blank, Mr. Hindman, and Ms. Wasman, “cause” is defined to include specified acts of malfeasance committed by him or her. These acts include gross negligence, willful misconduct, or fraud in connection with performance of his or her duties to us; material breach of his or her employment agreement or material failure to comply with our policies; or commission of any act of moral turpitude, theft, dishonesty or insubordination. “Good reason” is defined to include specified adverse changes in circumstances involving the officer’s employment, but only after he or she has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities of the officer or his supervisor, a material change in work location, and our material breach of the officer’s employment agreement.

Removal of “Single Trigger” Provision from Employment Agreement Form. In 2013, The Board and the Compensation Committee made the decision to exclude “single trigger” equity acceleration provisions from new executive officer employment agreements. Pursuant to this type of provision, the vesting of equity awards would accelerate upon certain change in control and/or other transactions regardless of whether employment is terminated. Accordingly, our employment agreements entered into with executive officers since 2013, including with Andrew Hindman, our Chief Business Officer, and Burkhard Blank, M.D., our Chief Medical Officer and Head of R&D, exclude any single-trigger provision. Employment agreements with some of our executive officers that were entered into prior to 2013 include single trigger acceleration provisions. However, except for our agreement with Ron Cohen, M.D., our Chief Executive Officer, these acceleration provisions no longer have any effect because they relate to awards issued under our 2006 Employee Incentive Plan. We have not issued awards under the 2006 plan since 2015, when our stockholders approved our 2015 Omnibus Incentive Compensation Plan, and all awards previously issued under the 2006 plan have vested or terminated.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential payments payable to those Named Executive Officers who are eligible for such payments upon termination of employment or a change in control. The table below reflects amounts payable to such Named Executive Officers assuming their employment was terminated as of December 31, 2018.

Name and Principal Position	Benefit	Termination Without Cause or Voluntary Termination by Executive With Good Reason		Voluntary Termination by Executive Without Good Reason Following a Change in Control		Termination Without Cause or Voluntary Termination by Executive With Good Reason Following a Change in Control
Ron Cohen, M.D.	Salary	$1,591,350		$795,675		$1,591,350
President and Chief Executive Officer	Non-equity incentive compensation	—		—		1,273,080
	Accrued paid time off(6)	521,779		521,779		521,779
	Option and award acceleration(2)(5)	93,168		93,168	(4)	93,168
	Performance share acceleration	—		—		—
	Benefits continuation(3)	74,901	(1)	37,451	(1)	74,901	(1)
	Total value:	2,281,198		1,448,073		3,554,278
David Lawrence	Salary	415,000	(1)	—		830,000
Chief, Business Operations and Principal Accounting	Non-equity incentive compensation	201,198		—		402,396
Officer	Accrued paid time off(6)	7,981		—		7,981
	Option and award acceleration(2)	—		—		34,276	(4)
	Performance share acceleration	—		—		—
	Benefits continuation(3)	26,204	(1)	—		52,407	(1)
	Total value:	650,383		—		1,327,060
Burkhard Blank, M.D.	Salary	533,100	(1)	—		1,066,200
Chief Medical Officer and Head of R&D	Non-equity incentive compensation	266,550		—		533,100
	Accrued paid time off(6)	45,108		—		45,108
	Option and award acceleration(2)	—		—		266,418
	Performance share acceleration	—		—		—
	Benefits continuation(3)	12,483	(1)	—		24,967	(1)
	Total value:	857,241		—		1,935,793
Andrew Hindman	Salary	510,000	(1)	—		1,020,000
Chief Business Officer	Non-equity incentive compensation	255,000		—		510,000
	Accrued paid time off(6)	19,615		—		19,615
	Option and award acceleration(2)	—		—		35,834
	Performance share acceleration	—		—		—
	Benefits continuation(3)	26,204	(1)	—		52,407	(1)
	Total value:	810,819		—		1,637,856
Jane Wasman	Salary	570,900	(1)	—		1,141,800
President, International, General Counsel and	Non-equity incentive compensation	342,540		—		685,080
Corporate Secretary	Accrued paid time off(6)	285,450		—		285,450
	Option and award acceleration(2)	—		—		38,950	(4)
	Performance share acceleration	—		—		—
	Benefits continuation(3)	12,483	(1)	—		24,967	(1)
	Total value:	1,211,373		—		2,176,247

__________________________

(1)

The full benefit may not be received because, as further described above under Named Executive Officer Severance Agreements, severance pay and COBRA benefits coverage terminate in certain circumstances where an individual obtains other employment or coverage under another employer’s health plan.

(2)

Amounts in the table reflect the value of accelerated stock options calculated based on the difference between the exercise price of the stock options and the closing sale price of common stock reported on the Nasdaq composite on December 31, 2018, the last day of trading on Nasdaq in 2018. The amounts also reflect the value of accelerated restricted stock awards calculated based on the closing sale price of common stock reported on the Nasdaq composite on December 31, 2018, the last trading day of the year.

(3)

Amounts in the table are based on COBRA benefit continuation rates. Acorda utilizes a self-funded health benefit plan therefore the actual amounts paid would vary based on the amount of health claims incurred during the continuation period.

(4)

These values reported in the table are based on 100% acceleration of the vesting of relevant awards; however, as described above under Named Executive Officer Severance Agreements, these awards might be subject to less than 100% accelerated vesting depending on the circumstances.

(5)

As further described above under Named Executive Officer Severance Agreements, Dr. Cohen is entitled to a specified minimum acceleration of the vesting of his equity awards upon a change in control regardless of termination, with the acceleration being potentially 100% depending on the circumstances. See note (4) above.

(6)	Generally, employees are paid accrued paid time off regardless of the circumstances of their separation from the Company, and including the circumstances described in this table.

Other Compensation

All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances. We have no current plans to make changes to the levels of benefits and perquisites provided to executives.

Compensation and Risk

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us. Our compensation policies reflect a balanced approach using both quantitative and qualitative assessments of performance without unduly emphasizing any particular performance measure. The annual compensation of our executive officers and other employees consists of base salary, non-equity incentive compensation, and equity awards. Base salaries do not encourage risk taking because their amount is fixed. An executive officer’s annual non-equity incentive compensation payout is 80% based on Company performance criteria (100% in the case of Ron Cohen, M.D., our President and Chief Executive Officer). The Company operates as one unit, and there are no separate business unit incentives. We believe the annual non-equity incentive compensation program appropriately balance risk and our desire to focus employees on annual goals important to our success. Also, our executive officers are paid a significant portion of their compensation in the form of equity awards that align the interests of our officers with the interests of our stockholders, although they did not receive equity awards pursuant to our 2018 annual equity award program for the reasons described above in the Compensation Discussion and Analysis section of this Proxy Statement. These equity awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the value of the Company’s stock. Equity grants vest over a period of several years, or based on achievement of important milestones, so that the eventual value, if any, of this compensation is tied to the long-term performance of our stock.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently determines the compensation levels of our executive officers as described above. No member of our Compensation Committee is or has been one of our officers or employees. Also, none of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer has served as a member of our Board of Directors or Compensation Committee.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater-than-10% stockholders are required to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5, and amendments thereto, filed with the Securities and Exchange Commission with respect to the year ended December 31, 2018, except as provided below all filings applicable to our officers, directors, greater-than-10% stockholders and other persons subject to Section 16 of the Securities Exchange Act of 1934 were timely. We believe that during 2018, one Form 4 filed jointly by Scopia Capital Management, LP, Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich included disclosure of one transaction that was not timely reported on the Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2018, we did not engage in any transactions with our directors or executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of these persons.

The Board has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related party transactions.” “Related party transaction” refers to any transaction, arrangement or relationship (except as noted below) in which we or our subsidiaries are a participant, where the amount involved is expected to exceed $10,000, and in which any of the following has a direct or indirect interest: any director or director nominee, executive officer, beneficial owner of more than 5% of our common stock or their immediate family members, or any entity in which any of the foregoing is employed, is a general partner or principal, owns beneficially more than 5% or, in the case of a non-profit organization, has a substantial relationship. Related party transactions exclude (i) compensation of directors and executive officers that is required to be disclosed in our SEC filings, (ii) certain transactions below a defined threshold with entities in which the related party is not an executive officer and does not beneficially own at least 10%, (iii) transactions in which the related party’s benefit is solely due to stock ownership and is proportionate to other stockholders, and (iv) certain charitable contributions below a defined threshold.

The Audit Committee is responsible for the review and, as applicable, approval or ratification of all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party and the extent of the related party’s interest in the transaction.

If the Audit Committee decides not to approve a transaction, the Committee will notify the CEO and President and the General Counsel, who will ensure that the transaction is not entered into unless the concerns expressed by the Committee are addressed to its satisfaction. If the Audit Committee decides not to ratify a transaction, it will also notify the CEO and President and the General Counsel and provide its recommendation for how to address such transaction (including if necessary and possible, terminating the transaction), and such officers will implement the Audit Committee’s decision. As previously reported, in February 2018, we entered into a cooperation agreement with Scopia Capital Management LP, which at the time owned approximately 18% of our issued and outstanding shares of common stock. The term of the cooperation agreement has since expired.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

The Audit Committee is comprised of Messrs. Randall, Kelley and Rauscher, each of whom has been determined independent by the Board. In addition, based upon their background and experience, all of Messrs. Randall, Kelley and Rauscher qualify as audit committee financial experts. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company’s website at www.acorda.com, under “Investors – Corporate Governance – Committee Charters.”

Ernst & Young LLP was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2018. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

The Audit Committee discussed with Ernst & Young LLP the firm’s independence, and received from Ernst & Young LLP the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Lorin J. Randall (Chair)

John Kelley

Steven Rauscher

PROPOSAL TWO:

APPROVAL OF THE ACORDA THERAPEUTICS, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN

Our Board is requesting stockholder approval of the Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “2019 ESPP”) at the 2019 Annual Meeting. The 2019 ESPP will become effective when and if approved by our stockholders. The 2019 ESPP is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

The 2019 ESPP will provide a means for our eligible employees and those of our designated subsidiaries to purchase shares of our common stock through payroll deductions at a discounted price. The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”). The Board of Directors believes that adoption of the 2019 ESPP will promote our interests and those of our stockholders by assisting us in attracting, retaining and motivating employees and by aligning our employees’ interests with the interests of our stockholders.

Summary of Material Features of the 2019 ESPP

The following is a brief summary of the material features of the 2019 ESPP. This summary is qualified in its entirety by reference to the full text of the 2019 ESPP. You are urged to read the text of the 2019 ESPP in its entirety.

Purpose

The purpose of the 2019 ESPP is to advance the interests of the Company and its stockholders by providing eligible employees of the Company and its designated subsidiaries with opportunities to purchase our common stock at a discounted price through payroll deductions. The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Effective Date

The 2019 ESPP is effective as of the date it is approved by the Company’s stockholders.

Administration

The 2019 ESPP is administered by the Company’s compensation committee, or in the absence of such committee, the Board itself. The administrator has the authority to take all necessary or appropriate actions in connection with the administration of the 2019 ESPP. All decisions, determinations and interpretations by the administrator regarding the 2019 ESPP and any rules and regulations thereunder are final and binding on all participants, beneficiaries, and other persons holding or claiming rights under the plan.

Share Pool

The maximum number of shares of our common stock reserved for issuance under the 2019 ESPP is equal to 1.5 million shares, subject to adjustment in accordance with the terms of the plan. Shares of our common stock issued under the 2019 ESPP may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market. In the event of certain changes to the Company’s capitalization, the administrator has the authority to equitably adjust the number and kind of shares of our common stock reserved for issuance under the 2019 ESPP, the maximum number of shares each participant may purchase during an offering period, and the number of shares and the exercise price applicable to outstanding options granted under the plan.

Eligibility and Participation

Employees of the Company and its designated subsidiaries (other than employees whose customary employment is 20 hours or less per week) may generally elect to participate in the 2019 ESPP by submitting a participation form authorizing payroll deductions to the Company within the time period specified by the administrator and in accordance with the instructions on such form. If the 2019 ESPP is approved by the Company’s stockholders, the Company expects that approximately 480 employees as of April 26, 2019 will be eligible to participate in the 2019 ESPP.

Payroll Deductions

A participant may elect to have payroll deductions withheld from his or her eligible compensation on each payroll date during an offering period in amounts equal to or greater than one percent (1%) but not in excess of ten percent (10%) of eligible compensation (or components thereof, if permitted by the administrator), subject to the provisions of the 2019 ESPP. Participants may decrease, but not increase, the amount of payroll deductions during an offering period (but only a maximum of one time), and may increase or decrease the amount of payroll deductions for a subsequent offering period, by filing an amended participation form with the Company within the time period specified by the administrator and in accordance with the instructions on such form. Payroll deductions may be made only in whole percentages. Payroll deductions will be credited to an account established under the 2019 ESPP for the participant. Each such account will be a bookkeeping entry. Actual funds withheld will not be segregated and will be held as part of the Company’s general assets. No separate cash contributions may be made to such account. No interest will accrue on any payroll deductions held under the 2019 ESPP.

Restriction on Participation

No participant may be granted an option to purchase shares of our common stock under the 2019 ESPP if: (i) immediately after such grant, the participant (or any other person whose stock ownership would be attributed to such participant pursuant to Section 424(d) of the Code) would own shares of stock (including any shares of stock that the participant may purchase under outstanding options under the 2019 ESPP or any other equity plan of the Company) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any of its subsidiaries; or (ii) the participant’s rights to purchase shares of our common stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its subsidiaries would accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. The number of shares of our common stock that may be purchased by a participant during an offering period may not exceed the lesser of (i) the maximum number of shares that may be purchased without exceeding the $25,000 limit described in this paragraph and (ii) 2,000 shares.

Withdrawal and Termination of Employment

Participants may withdraw from participating in the 2019 ESPP at any time by submitting a withdrawal notice within the time period specified by the administrator. As soon as administratively practicable thereafter, all payroll deductions for the withdrawing participant will cease for the then-current offering period and any subsequent offering periods. Payroll deductions that have accrued for the participant prior to withdrawal shall be refunded. A withdrawing employee may participate in a subsequent offering period if the employee continues to meet the eligibility requirements and submits a valid participation form to the Company within the time period specified by the administrator and in accordance with the instructions on such form. Generally, in the event of a participant’s termination of employment, all payroll deductions and rights to purchase shares of our common stock granted to the participant will immediately cease, and the amount of any accumulated payroll deductions will be refunded to the participant.

Offering Periods

Unless the administrator determines otherwise before the start of the applicable offering period, offering periods will have a duration of six months, provided that offering periods may not exceed 12 months.

Grant and Exercise of Option

Subject to the restrictions in the plan, participants will be granted an option to purchase shares of our common stock on the first business day of each offering period, with such option to be automatically exercised on the last business day of such offering period to purchase a whole number of shares of our common stock determined by dividing the accumulated payroll deductions in the participant’s account on such exercise date by the applicable exercise price. The exercise price is equal to 85% (or such higher percentage up to 100% as the administrator may determine before the start of an offering period) of the fair market value of a share of our common stock on the first business day of the offering period or the last business day of the offering period, whichever is lower. Shares of our common stock purchased during an offering period will be delivered to the participant as soon as administratively practicable after the end of the offering period. No fractional shares will be purchased. Any accumulated payroll deductions not used to purchase shares will generally be refunded to the participant following the offering period, except that, at the discretion of the administrator, an amount representing a fractional share may be rolled over into a future offering period.

No Stockholder Rights

A participant will not have any rights of a stockholder of the Company (such as the right to receive dividends or other distributions paid with respect to shares of our common stock) until shares of our common stock have been delivered to the participant under the 2019 ESPP.

Corporate Transactions

In the event of a proposed liquidation or dissolution of the Company, the administrator has the authority to decide whether to (i) shorten the offering period then in effect, with any outstanding options to be exercised at the end of such shortened period, or (ii) terminate the offering period then in effect, with any payroll deductions accumulated for such period to be refunded to participants as soon as administratively practicable. In the event of a proposed sale of all or substantially all of the Company’s assets, or a merger or consolidation of the Company (except for (x) a transaction the primary purpose of which is to change the Company’s jurisdiction of incorporation or (y) a transaction where the acquiring or surviving company is directly or indirectly owned, immediately after such transaction, by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before such transaction), the administrator may, in its discretion, provide for outstanding options to be assumed or substituted by the successor entity (or its parent or subsidiary) or to take one of the courses of action described in sub-clauses (i) and (ii) in the preceding sentence.

Amendment or Termination

The 2019 ESPP may be amended or terminated at any time by the Board or the Compensation Committee. However, no amendment may materially and adversely affect a participant’s rights under the 2019 ESPP without his or her consent. Upon termination of the 2019 ESPP by the Board, any accumulated payroll deductions will be refunded to participants as soon as administratively practicable thereafter. No amendment to the 2019 ESPP will be effective without the approval of the Company’s stockholders, where such approval is required by Section 423 of the Code.

Federal Income Tax Consequences

The following generally summarizes certain key U.S. federal income tax consequences that will arise with respect to participation in the 2019 ESPP and with respect to the sale of our common stock acquired under the 2019 ESPP. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below. The following summary is not intended to be a complete summary or legal interpretation, and it does not address consequences other than U.S. federal income tax consequences. Participants may also be subject to U.S. state, U.S. local or non-U.S. tax as a result of participating in the 2019 ESPP.

Tax Consequences to Participants.  Participants do not incur any U.S. federal income tax consequences upon enrolling in the 2019 ESPP. Amounts withheld via payroll deduction for purposes of purchasing shares under the 2019 ESPP are included in the participant’s income in accordance with the Company’s regular income and payroll tax withholding and reporting procedures. Because participants use after-tax dollars to purchase shares at the end of the offering period, there is no income tax at the time the participant purchases shares. As a general matter, additional tax (whether ordinary income tax or capital gains tax) is not realized until the participant sells the shares acquired under the 2019 ESPP.

A participant may have both ordinary income and capital gain income or both ordinary income and a capital loss upon the sale of shares of our common stock that was acquired under the 2019 ESPP. The amount of each type of income and loss will depend on when the participant sells the shares of common stock and the price at which the participant sells the shares of common stock.

If the participant sells the shares of our common stock (i) more than two years after the first business day of the offering period during which the common stock was purchased and (ii) more than one year after the date that the participant purchased the common stock under the 2019 ESPP, then the participant will have ordinary income equal to the lesser of: (1) the excess of the fair market value of the shares at the time of such sale over the exercise price or (2) the excess of the fair market value of the shares on the first business day of such offering period over the exercise price. Any profits in excess of amounts classified as ordinary income will be taxed as long-term capital gain income. If the participant sells the shares of common stock at a loss (i.e., if sales proceeds are less than the exercise price) after satisfying these waiting periods, there is no ordinary income and the participant will have a long-term capital loss for the difference between the sale price and the purchase price.

If the participant sells the shares of our common stock prior to satisfying the waiting periods described above, the participant will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have ordinary income equal to the value of the common stock on the day the participant exercised his or her option to purchase the common stock under the 2019 ESPP less the exercise price. If the participant’s sale proceeds exceed the ordinary income, then the excess proceeds will be a capital gain. If the participant’s sale proceeds are less than the ordinary income, then the participant will have a capital loss equal to the value of the common stock on the date of exercise less the sales proceeds. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Tax Consequences to the Company.  There will be no tax consequences to the Company in connection with the grant or exercise of options under the 2019 ESPP, except that the Company will be entitled to a deduction when a participant has ordinary income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

The amount or value of shares of the Company’s common stock to be purchased by any given employee or group of employees under the 2019 ESPP is not determinable because it depends on the elections of each employee who chooses to participate in the 2019 ESPP. Therefore, it is not possible to determine in advance the benefits that participants will receive under the 2019 ESPP.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE:

RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2019. The affirmative vote of a majority of the shares present in person or by proxy and voting at the 2019 Annual Meeting is required to ratify the selection of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the 2019 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL THREE.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Ernst & Young LLP for 2018 and 2017 in connection with audit and other services rendered during the past two fiscal years.

Type of Fee	2018	2017
Audit Fees (1)	$2,082,705	$2,120,985
Audit-Related Fees (2)	—	—
Tax Fees (3)	353,458	295,437
All other fees (4)	7,731	1,995
Total Fees for Services Provided	$2,443,894	$2,418,417

(1)

Audit fees represent fees for professional services rendered for the audit of our financial statements, audit of internal control over financial reporting, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings.

(2)	Audit-related services principally include fees for audit and attest services that are not required by statute or regulation.
(3)	Includes fees for tax services, including tax compliance, tax advice and tax planning.
(4)	Subscription fees for an online accounting and auditing research tool.

Pre-approval Policies and Procedures

Our Audit Committee Charter provides that the Audit Committee must pre-approve all services provided to the Company by the independent auditor in accordance with the Company’s pre-approval policy established by the Committee. All of the fees in the above table were approved by the Audit Committee.

The Company’s pre-approval policy requires that the Audit Committee pre-approve all audit, audit-related and non-audit services performed by our independent auditor, subject to limited exceptions. Under the policy, the annual audit engagement and the fees to be paid therefore must be specifically pre-approved. Certain other specified audit services, which are those services that only the auditor can reasonably provide, are pre-approved under the policy. All other audit services must be pre-approved by the Audit Committee.

Under the policy, audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the auditor. Certain specified audit-related services are pre-approved under the policy, because the Audit Committee believes that the provision of these audit-related services does not impair the independence of the auditor. All other audit-related services must be pre-approved by the Audit Committee.

The policy also allows the Audit Committee to grant general pre-approvals for non-audit services that it believes are routine and recurring services that would not impair the independence of the Auditor. Certain specified tax services are deemed to be approved under the policy, and the policy also lists certain prohibited non-audit services.

Certain non-audit services are exempt from the pre-approval requirements of the policy. The exemption applies if these services (a) do not exceed, in the aggregate, 5% of the fees paid to the auditor in any fiscal year, (b) were not recognized as non-audit services at the time of the engagement, and (c) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

PROPOSAL FOUR:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking you to vote, in an advisory (non-binding) manner, to approve the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables set forth earlier in this Proxy Statement. We hold these so-called “say-on-pay” votes annually pursuant to Rule 14a-21 under Section 14A of the Securities Exchange Act of 1934, as amended.

Before you vote on this proposal, we urge you to read the Compensation Discussion and Analysis and the executive compensation information (including the compensation tables and the accompanying footnotes and narrative) set forth earlier in this Proxy Statement. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that is designed to tie annual and long-term compensation to the achievement of established goals and to align executives’ incentives with the creation of value for our stockholders. Our compensation program is also designed to attract and retain highly talented, qualified executives who are dedicated to our mission and culture. We believe our compensation philosophy and objectives support our business strategy and align the interests of our executives and our stockholders. We also believe that our compensation program does not encourage excessive risk-taking by management.

For these reasons, the Board is asking stockholders to support this proposal. This is an advisory vote and the results will not be binding. However, we, our Board, and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and on our executive compensation principles, policies, and procedures.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL FOUR.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2019 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2019 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares of our common stock that may be issued under our 2006 Employee Incentive Plan, our 2015 Omnibus Incentive Compensation Plan, and our 2016 Inducement Plan. Information in the table is as of December 31, 2018.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (3) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	8,203,236	(1)	$29.81	3,831,153	(2)
Equity compensation plans not approved by stockholders(4)	40,000		28.70	0
Total	8,243,236		$29.80	3,831,153

(1)

This number includes 5,037,630 shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2006 Employee Incentive Plan, 3,116,439 shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2015 Omnibus Incentive Compensation Plan, and 49,167 shares of our Common Stock that were issuable as of the date of the table upon the settlement of vested restricted stock units outstanding under our 2015 Omnibus Incentive Compensation Plan.

(2)	These shares were available for issuance as of the date of the table under our 2015 Omnibus Incentive Compensation Plan.
(3)

The weighted-average exercise prices disclosed in this column do not take into account the restricted stock unit awards that are reflected in column (a) and described in footnote (1) to column (a). Restricted stock unit awards vest and settle into shares of Company common stock if and when specified conditions are achieved without the payment of any exercise price by the recipient of such awards.

(4)

These are shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2016 Inducement Plan. These stock options were issued to individuals previously employed by Biotie Therapies and its subsidiaries in connection with our 2016 acquisition of Biotie. Awards may be granted under the 2016 Inducement Plan only to a person who either (a) has never been an employee or director of the Company, or (b) has a bona fide period of non-employment with the Company, and the award must be an inducement material to the individual entering employment with the Company. The Compensation Committee of our Board of Directors could but has not as of the date of this Proxy Statement authorized the issuance of any additional equity awards under this plan.

Householding

The Securities and Exchange Commission’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, annual reports and notices of annual meeting and internet availability with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders.

Stockholders residing in the same household who hold their shares through a broker may receive only one Notice of Annual Meeting and Internet Availability (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker. If you would like to receive a separate copy of this year’s Proxy Statement, Annual Report, or Notice of Annual Meeting and Internet Availability, please contact our communications department at 420 Saw Mill River Road, Ardsley, New York 10502, telephone number (914) 347-4300, and we will promptly deliver the requested materials.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Pursuant to Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2020 Annual Meeting of Stockholders, by submitting their proposals to us no later than December 28, 2019. This deadline is determined under Rule 14a-8 and represents the 120th day prior to the anniversary of the date we filed and intend to commence distribution of this Proxy Statement to shareholders. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

If you want to nominate a director or make a proposal for consideration at next year’s annual meeting, other than a proposal submitted for inclusion in our proxy statement as described above, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, NY 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than February 20, 2020 and no later than March 21, 2020, unless the date of the 2020 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2019 Annual Meeting.

Under our Bylaws and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an annual meeting of stockholders. A stockholder nominating a director candidate or introducing an item of business must be a stockholder of record on the date of the giving of the nomination or item of business and on the record date for the determination of stockholders entitled to vote at the relevant meeting. Additionally, notice of a director nomination or item of business must include the content required by Sections 1.10(b) and 1.11(b), respectively, of our Bylaws.

We will have discretionary authority to vote on any stockholder proposals presented at our 2020 Annual Meeting of Stockholders that do not comply with the notice and other requirements as described above.

The chairman of our annual meetings has the power to determine whether a nomination or other business is properly brought before an annual meeting. The chairman of such meetings may refuse to allow the nomination of any person or the transaction of any business not in compliance with the requirements described above.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2018, is enclosed or being made available with this Proxy Statement. We filed our Annual Report on Form 10-K with the SEC on February 27, 2019. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our communications department at our principal executive office located at 420 Saw Mill River Road, Ardsley, New York 10502. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.acorda.com. We will also furnish any exhibit to our Annual Report on Form 10-K, if specifically requested.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors and officers and other employees and that is intended to meet the definition of “code of ethics” as set forth in the Item 406 of SEC’s Regulation S-K. Any waiver of our Code of Ethics for executive officers, senior financial officers or directors requires the express written approval of the Board or the Audit Committee. To the extent required by applicable law, we will promptly disclose to our stockholders any amendments to or waivers from our Code of Ethics granted to any of our executive officers, senior financial officers or directors. We intend to satisfy SEC disclosure requirements regarding amendments to or waivers from the Code of Ethics by posting the required disclosures on our website. Our Code of Ethics, and any such disclosures of amendments or waivers, can be accessed on our website at www.acorda.com.

Please submit your proxy whether or not you plan to attend the 2019 Annual Meeting.

By the Order of the Board of Directors,

Jane Wasman President, International, General Counsel and Corporate Secretary

APPENDIX A

ACORDA THERAPEUTICS, INC.

2019 employee stock purchase Plan

1.Purpose and History.  The purpose of the Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “Plan”) is to advance the interests of Acorda Therapeutics, Inc., a Delaware corporation (the “Company”), and its shareholders by providing Eligible Employees (as defined below) of the Company and its Designated Subsidiaries (as defined below) with an opportunity to acquire an ownership interest in the Company by purchasing Common Stock (as defined below) through payroll deductions.  It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  Accordingly, provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.Definitions.

(a)“Administrator” has the meaning set forth in Section 3(a).

(b)“Board” means the Board of Directors of the Company.

(c)“Code” has the meaning set forth in Section 1.

(d)“Common Stock” means the common stock of the Company, par value $0.001 per share, or the kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 12(b).

(e)“Committee” means the Compensation Committee of the Board (or any successor committee).

(f)“Company” has the meaning set forth in Section 1.

(g)“Compensation” means, except as otherwise determined by the Administrator on a uniform basis for all Participants and prior to the Offering Period to which such determination applies, the regular base salary or wages paid to an Eligible Employee by reason of his or her employment with the Company or a Designated Subsidiary (determined prior to any reduction thereof by operation of a salary reduction election under a plan described in Section 401(k) of the Code or Section 125 of the Code) during an Offering Period, and shall not include (i) any reimbursements of expenses, (ii) any housing, relocation, automobile, travel or other similar cash allowances, (iii) any overtime payments or shift premiums, (iv) any sign-on bonus, (v) any sales commission payments, or (vi) any non-cash compensation. For the avoidance of doubt, salary continuation payments paid by the Company or a Designated Subsidiary during a period of short-term disability, vacation or other approved leave will be considered Compensation under the Plan.

(h)“Designated Subsidiary” means a Subsidiary that has been designated by the Administrator from time to time, in its sole discretion, as eligible to participate in the Plan.

(i)“Eligible Employee” means, with respect to any Offering Period, an individual who an employee of the Company or a Designated Subsidiary, except that an employee whose customary employment is 20 hours or less per week is not an Eligible Employee.  In accordance with Treas. Reg. §1.421-1(h)(2), an employee will be considered to be employed during military or sick leave or any other bona fide leave of absence that does not exceed three months and during any period longer than three months if his or her right to reemployment is guaranteed by statute or contract.

(j)“End Date” means the last business day of the Offering Period.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)“Fair Market Value” means, except as otherwise provided by the Administrator, as of any given date, the closing price for a share of Common Stock during normal business hours on the Nasdaq Stock Market or such other national securities market or exchange as may at the time be the principal market for the Common Stock, on such given date or, if the given date is not a trading date, the immediately preceding date on which such shares of Common Stock were traded, all as reported by such source as the Administrator may select.

(m)“Offering Date” means the first business day of an Offering Period.

(n)“Offering Period” means an offering to Participants to purchase Common Stock under the Plan established pursuant to Section 4.

(o)“Option Price” means an amount equal to 85% (or such higher percentage up to 100% as the Administrator may determine prior to the beginning of the applicable Offering Period) of the Fair Market Value of one share of Common Stock on the Offering Date or the End Date of the applicable Offering Period, whichever is lower.

(p)“Participant” means an Eligible Employee who elects to participate in one or more Offering Periods under the Plan pursuant to Section 5.

(q)“Participation Form” has the meaning set forth in Section 5(a).

(r)“Plan” has the meaning set forth in Section 1.

(s)“Securities Act” means the Securities Act of 1933, as amended.

(t)“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations, beginning with the Company, if, at the time an option is granted under the Plan, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u)“Withdrawal Notice” has the meaning set forth in Section 10(a).

3.Plan Administration.

(a)Administration. The Plan shall be administered by the Committee, or, in the absence of the Committee, the Board itself (such administrator, the “Administrator”). Any power of the Committee may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b)Powers and Duties of the Administrator.  Subject to the express provisions of the Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including without limitation:

(i)to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined in the Plan;

(ii)to determine which persons are eligible to participate in the Plan;

(iii)to interpret and construe the Plan and any rules and regulations under the Plan, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is appropriate to do so;

(iv)to decide all questions concerning the Plan and to determine all ambiguities, inconsistencies and omissions in the terms of the Plan;

(v)to appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;

(vi)to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan;

(vii)where applicable, determine when an action taken under the Plan becomes administratively practicable;

(viii)to prescribe and amend such forms as may be necessary or appropriate for Eligible Employees to make elections under the Plan or to otherwise administer the Plan; and

2

(ix)to do such other acts as it deems necessary or appropriate to administer the Plan in accordance with its terms, or as may be provided for or required by law.

(c)Determinations by the Administrator.  All decisions, determinations and interpretations by the Administrator regarding the Plan and any rules and regulations under the Plan shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting in their capacity as Administrator under the Plan shall be fully protected in relying in good faith upon the advice of counsel.

(d)No Liability of Committee or Board Members.   No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or the Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and the Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any amount paid in settlement of a claim) arising out of any act or failure to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, any contract with the Company, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(e)Rules for Foreign Jurisdictions. The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates. The Administrator may also adopt sub-plans applicable to particular Designated Subsidiaries or locations, and, with respect to Subsidiaries outside the United States, determine that a sub-plan shall not be considered to be part of an employee stock purchase plan under Section 423 of the Code.

4.Offering Periods.

(a)Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until the earlier of (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased and (ii) the termination of the Plan.

(b)Unless otherwise determined by the Administrator before the beginning of the applicable Offering Period, Offering Periods shall be of a duration of six (6) months; provided that in no event shall an Offering Period exceed twelve (12) months in duration.

5.Participation in Offering Periods.

(a)An Eligible Employee may elect to participate in an Offering Period under the Plan by completing a form authorizing payroll deductions, in the form provided by the Company or caused to be provided by the Company (such as through a third-party service provider designated by the Administrator) (the “Participation Form”), and filing such Participation Form with the Company during the enrollment period established by the Administrator prior to the beginning of the Offering Period and in accordance with the instructions in such Participation Form. The Participation Form will become effective on the first Offering Date to occur after such form is properly filed with the Company.

(b)Subject to the provisions of Section 6, payroll deductions for a Participant shall begin with the first payroll date after the Offering Date as of which the Participant’s Participation Form has become effective and shall continue until the Plan is terminated, subject to the Participant’s withdrawal or termination of employment as provided in Section 10.

3

6.Payroll Deductions.

(a)By completing and filing a Participation Form in accordance with the instructions in such Participation Form, an Eligible Employee shall elect to have payroll deductions withheld from his or her Compensation on each payroll date during the time he or she is a Participant in the Plan in amounts equal to or greater than one percent (1%), but not exceeding ten percent (10%), of the Compensation (or components thereof, as may be permitted by the Administrator) which the Participant receives on each such payroll date during the Offering Period, subject to the provisions set forth in Section 7. Such payroll deductions shall be in whole percentages only.

(b)All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant.  The funds represented by such account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such funds.  A Participant may not make any separate cash payment or contribution to such account.

(c)Subject to Section 10 and Section 13, a Participant may decrease, but not increase, the amount of payroll deductions during an Offering Period by completing an amended Participation Form and filing it with the Company within the time period specified by the Administrator and in accordance with the instructions in such Participation Form, with any such decrease to become effective during such Offering Period as soon as administratively practicable following the Administrator’s receipt of such amended Participation Form; provided that a Participant may only decrease the amount of payroll deductions during an Offering Period a maximum of one time. Subject to Section 10 and Section 13, a Participant may increase or decrease the amount of his or her payroll deductions under the Plan for subsequent Offering Periods by completing an amended Participation Form and filing it with the Company within the time period specified by the Administrator and in accordance with the instructions in such Participation Form.

(d)A Participant may discontinue his or her participation in the Plan at any time as provided in Section 10.

7.Grant and Exercise of Option.

(a)On each Offering Date, a Participant shall be granted, by operation of the Plan, an option to purchase a number of shares of Common Stock at the Option Price, determined in accordance with Section 7(b), subject to the limitations set forth in Section 7(c).  Notwithstanding any other provision of the Plan, no Participant shall be granted an option under the Plan for any Offering Period if:

(i)immediately after the grant, the Participant (or any other person whose stock ownership would be attributed to such Participant pursuant to Section 424(d) of the Code) would own shares of stock (including any shares of stock that the Participant may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or

(ii)the Participant’s rights to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries would accrue at a rate which exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

(b)Unless a Participant withdraws from the Plan pursuant to Section 10 or incurs a termination of employment, the Participant’s option for an Offering Period shall be automatically exercised on the End Date of such Offering Period to purchase such whole number of shares of Common Stock determined by dividing the accumulated payroll deductions in the Participant’s account on such End Date by the Option Price, subject to the limitations set forth in Section 7(c). No fractional shares will be purchased and any accumulated payroll deductions not used to purchase shares shall be refunded to the Participant; provided, however, that the Administrator may determine in its discretion that an amount representing a fractional share that was not used to purchase shares during an Offering Period may be carried over to a subsequent Offering Period.

(c)Notwithstanding anything in the Plan to the contrary, the number of shares of Common Stock that a Participant may purchase during an Offering Period may not exceed the lesser of (i) maximum number of shares that may be purchased without exceeding the limitation described in Section 7(a)(ii) and (ii) 2,000 shares of Common Stock.

4

8.Delivery of Shares.  As soon as administratively practicable after the End Date of each Offering Period, the Company will deposit, or cause to be deposited, the shares of Common Stock purchased by each Participant upon exercise of the Participant’s option for such Offering Period in an account established for the Participant at a brokerage firm or other financial services firm selected by the Administrator, to be held in book entry form.

9.No Shareholder Rights. No Participant (or other person claiming through such Participant) shall, by reason of the Plan or any rights granted pursuant thereto, or by the fact that there are payroll deductions credited to a Participant’s account sufficient to purchase shares of Common Stock, have any rights of a shareholder of the Company (including without limitation any right to receive dividends or other distributions paid with respect to shares of Common Stock) until shares of Common Stock have been delivered to such Participant in the manner provided in Section 8.

10.Withdrawal; Termination of Employment.

(a)A Participant may terminate his or her participation in the Plan at any time by giving written notice to the Company (“Withdrawal Notice”) within the time period specified by the Administrator. The Withdrawal Notice shall state that the Participant wishes to terminate his or her participation in the Plan, specify the applicable End Date and request the cessation of further payroll deductions under the Plan. As soon as administratively practicable, payroll deductions will cease for the Participant’s purchase of shares of Common Stock for such Offering Period and for any subsequent Offering Period and any accumulated payroll deductions shall be refunded to the Participant (without interest) as soon as administratively practicable following the Administrator’s receipt of the Withdrawal Notice. A Participant’s withdrawal from the Plan pursuant to this Section shall not have any effect upon his or her eligibility to participate in a subsequent Offering Period by completing and filing a new Participation Form pursuant to Section 5, or in any similar plan that may hereafter be adopted by the Company.

(b)If a Participant ceases to be employed by the Company or by a Designated Subsidiary for any reason, all payroll deductions and all rights to purchase shares of Common Stock granted to the Participant with respect to the Offering Period then in effect shall immediately cease, unless otherwise determined by the Administrator in its sole discretion in compliance with Treas. Reg. §1.423-2(f). The amount of payroll deductions accumulated in such Participant’s account shall be refunded to the Participant as soon as administratively practicable (or in the case of the Participant’s death, to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed, to such other person as the Administrator may designate). For purposes of the Plan, the date of the Participant’s termination of employment shall be the Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments or any other post-termination payments or benefits. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or an absence or leave described in Section 2(i), shall not be deemed a termination of employment under this Section. A Participant who is on military leave, sick leave or other bona fide leave of absence that lasts longer than three months without a right to return to active employment will be treated for purposes of this Section as if such Participant ceased to be employed by the Company or a Designated Subsidiary as of the date immediately following the end of such three-month period.

11.Interest.  No interest shall accrue on a Participant’s payroll deductions under the Plan.

12.Common Stock Subject to the Plan.

(a)Subject to Section 12(b), the maximum number of shares of Common Stock reserved for issuance under the Plan is equal to 1.5 million shares. The shares of Common Stock issued under the Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market. If, on any End Date, the total number of shares of Common Stock that are subject to options granted for the applicable Offering Period exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance under the Plan in a uniform and equitable manner, as determined by the Administrator.  In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each affected Participant and shall refund any excess funds accumulated in each Participant’s account as soon as administratively practicable after the End Date of such Offering Period.

(b)The number of shares available for issuance under the Plan, the maximum number of shares each Participant may purchase per Offering Period, as well as the Option Price and the number of shares of Common Stock covered by each option granted under the Plan which has not yet been exercised shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other similar

5

event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment shall be made by the Administrator, whose determination shall be final, binding and conclusive. The Administrator shall have the authority to adjust not only the number of securities, but also the class and kind of securities subject to the Plan and to make appropriate adjustments in the price of such securities if other than shares of Common Stock of the Company, so long as any such action complies with applicable law.

13.Corporate Transactions.

(a)In the event of the proposed liquidation or dissolution of the Company, the Administrator shall, in its discretion, provide for one of the following courses of action: (i) the Offering Period then in effect shall end as of a date selected by the Administrator before the consummation of such liquidation or dissolution of the Company, and each outstanding option granted under the Plan shall be automatically exercised as of such date, or (ii) the Offering Period then in effect shall be terminated as of a date selected by the Administrator before the consummation of such liquidation or dissolution of the Company, and each outstanding option granted under the Plan shall be automatically cancelled and any payroll deductions accumulated for such Offering Period shall be refunded to the applicable Participant as soon as administratively practicable.

(b)In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company (except for (x) a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (y) a transaction where the acquiring or surviving company is directly or indirectly owned, immediately after such transaction, by the shareholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before such transaction), the Administrator shall, in its discretion, provide for one of the following courses of action: (i) each outstanding option granted under the Plan shall be assumed or an equivalent option shall be substituted by the successor entity (or a parent or subsidiary thereof), (ii) the Offering Period then in effect shall end as of a date selected by the Administrator before the consummation of such sale, merger or consolidation of the Company, and each outstanding option granted under the Plan shall be automatically exercised as of such date, or (iii) the Offering Period then in effect shall be terminated as of a date selected by the Administrator before the consummation of such sale, merger or consolidation of the Company, and each outstanding option granted under the Plan shall be automatically cancelled and any payroll deductions accumulated for such Offering Period shall be refunded to the applicable Participant as soon as administratively practicable.

14.Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights relating to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution in accordance with Section 10(b)) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 10(a). During the Participant’s lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.

15.Restrictions on Issuance and Transfer of Shares.

(a)The issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state or foreign securities laws. An option granted for an Offering Period may not be exercised if the issuance of shares of Common Stock upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other laws or regulations. In addition, no option granted for an Offering Period may be exercised unless (i) a registration statement under the Securities Act shall, at the time of exercise, be in effect with respect to the Common Stock issuable upon exercise of the option, or (ii) in the opinion of the legal counsel of the Company, the Common Stock issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As a condition to the exercise of an option granted for an Offering Period, the Administrator may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law, and to make any representation or warranty with respect thereto as may be requested by the Administrator. If at or before the time of the exercise of an option granted for an Offering Period, the Administrator determines that the issuance of shares of Common Stock pursuant to such exercise would not comply with applicable federal, state or foreign securities laws, all payroll deductions accumulated for such Offering Period shall be refunded to the Participant as soon as administratively practicable.

(b)Notwithstanding any other provision of the Plan to the contrary, to the extent that any Participant is subject to the provisions of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, such Participant’s participation in the Plan shall be subject to, and such Participant shall be required to comply with, any and all

6

additional restrictions and/or requirements imposed by the Administrator, in its sole discretion, in order to ensure that the exemption made available pursuant to Rule 16b-3 promulgated pursuant to the Exchange Act is available with respect to all transactions pursuant to the Plan effected by or on behalf of any such Participant.

16.Amendment or Termination.  The Plan may be amended or terminated at any time and for any reason by the Committee or the Board; provided that, no amendment of the Plan may, without the consent of each Participant holding an outstanding option under the Plan, materially and adversely affect such Participant’s rights under the Plan; provided, further that, upon termination of the Plan by the Board, any accumulated payroll deductions shall be refunded to Participants as soon as administratively practicable thereafter. Notwithstanding the foregoing, no amendment adopted by the Committee or the Board shall be effective without the approval of the shareholders of the Company if shareholder approval of the amendment is then required under Section 423 of the Code.

17.Notices.  Except as otherwise provided herein, any notice or other communication given pursuant to the Plan shall be in writing and shall be personally delivered or mailed by United States registered, certified or overnight mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Participant at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.  Additionally, if such notice or communication is by the Company to the Participant, the Company may provide such notice electronically (including via email).  Any such notice shall be deemed to have been given on the date of postmark, in the case of notice by mail, or on the date of delivery, if delivered in person or electronically.

18.Miscellaneous.

(a)Effective Date. The Plan is effective as of the date it is approved by the Company’s shareholders.

(b)Governing Law.  The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware (without regard to any rule or principle of conflicts of laws that otherwise would result in the application of the substantive laws of another jurisdiction) and applicable federal law.

(c)Withholding. To the extent required by applicable federal, state, local or foreign law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any option granted under the Plan, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an option granted under the Plan, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant upon exercise of an option granted under the Plan or by the Participant tendering to the Company cash or, if allowed by the Administrator, shares of Common Stock.

(d)Rules of Construction.  Whenever used in the Plan, unless the context clearly indicates to the contrary, (i) any references to paragraphs, subparagraphs, sections or subsections are to those parts of the Plan, (ii) the plural includes the singular and the singular includes the plural; (iii) “includes” and “including” are each “without limitation”; (iv) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Plan and not to any particular paragraph, subparagraph, section or subsection; (v) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require; (vi) references to a statute or regulation or statutory or regulatory provision shall refer to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder; and (vii) references to a law shall include any statute, regulation, rule, court case, or other requirement established by an exchange or a governmental authority or agency, and applicable law shall include any tax law that imposes requirements in order to avoid adverse tax consequences.

(e)Headings and Captions. The headings to sections, subsections, and paragraphs of the Plan are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

(f)No Right to Employment.  The Plan does not constitute a contract of employment, and participation in the Plan does not give any Eligible Employee or Participant the right to be retained in the employ of the Company, a Designated Subsidiary or any other subsidiary of the Company, nor give any person a right or claim to any

7

benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

(g)Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included.

(h)Unfunded Status of Plan. The Plan is unfunded and shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, any Designated Subsidiary, or the Administrator and a Participant or any other person.

8

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000414282_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Peder K. Jensen, M.D. 02) John P. Kelley 03) Sandra Panem, Ph.D. ACORDA THERAPEUTICS, INC. 420 Saw Mill River Rd. Ardsley, NY 10502 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve the Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan. 3 To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2019. 4 An advisory vote to approve named executive officer compensation. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Yes No Please indicate if you would like to keep your vote confidential under the current policy

0000414282_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com . ACORDA THERAPEUTICS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 19, 2019 The undersigned stockholder of Acorda Therapeutics, Inc. (the "Company") hereby constitutes and appoints Ron Cohen and Jane Wasman his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, 201 Ogden Avenue, Dobbs Ferry, New York 10522 at 9:00 a.m., local time, on June 19, 2019 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

See the reverse side of this notice to obtain

proxy materials and voting instructions.

You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. 0000414280_1 R1.0.1.18 ACORDA THERAPEUTICS, INC. Annual Meeting June 19, 2019 June 19, 2019 9:00 AM EDT April 22, 2019 Hilton Garden Inn 201 Ogden Avenue Dobbs Ferry, NY 10522 914-591-4300

How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. g g g 0000414280_2 R1.0.1.18 1. Notice & Proxy Statement 2. Annual Report 3. Form 10-K Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 05, 2019 to facilitate timely delivery.

Voting items 0000414280_3 R1.0.1.18 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01) Peder K. Jensen, M.D. 02) John P. Kelley 03) Sandra Panem, Ph.D. The Board of Directors recommends you vote FOR the following proposal(s): 2 To approve the Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan. 3 To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2019. 4 An advisory vote to approve named executive officer compensation. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Voting Instructions 0000414280_4 R1.0.1.18

Voting Instructions0000379299_4 R1.0.1.17